As filed with the Securities and Exchange Commission on February 25, 2026.
Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Ares Management Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	80-0962035 (I.R.S. Employer Identification Number)
1800 Avenue of the Stars, Suite 1400
Los Angeles, CA 90067
Telephone: (310) 201-4100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Naseem Sagati Aghili
c/o Ares Management Corporation
1800 Avenue of the Stars, Suite 1400
Los Angeles, CA 90067
Telephone: (310) 201-4100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Philippa Bond, P.C.
Van Whiting
Kirkland & Ellis LLP
2049 Century Park East, 37th Floor
Los Angeles, CA 90067
Telephone: (310) 552-4200
Facsimile: (310) 557-5900

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

TABLE OF ADDITIONAL REGISTRANTS
Exact Name of Registrant as Specified in its Charter (or Other Organizational Document)	State or other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number (if none write N/A)	Address, Including Zip Code, of Registrant’s Principal Executive Offices	Phone Number
Ares Holdings L.P.	Delaware	01-0605583	1800 Avenue of the Stars, Suite 1400, Los Angeles, CA 90067	(310) 201-4100
Ares Investments Holdings LLC	Delaware	N/A	1800 Avenue of the Stars, Suite 1400, Los Angeles, CA 90067	(310) 201-4100
Ares Management LLC	Delaware	N/A	1800 Avenue of the Stars, Suite 1400, Los Angeles, CA 90067	(310) 201-4100
Ares Finance Co. LLC	Delaware	N/A	1800 Avenue of the Stars, Suite 1400, Los Angeles, CA 90067	(310) 201-4100
Ares Finance Co. II LLC	Delaware	N/A	1800 Avenue of the Stars, Suite 1400, Los Angeles, CA 90067	(310) 201-4100
Ares Finance Co. III LLC	Delaware	N/A	1800 Avenue of the Stars, Suite 1400, Los Angeles, CA 90067	(310) 201-4100
Ares Finance Co. IV LLC	Delaware	N/A	1800 Avenue of the Stars, Suite 1400, Los Angeles, CA 90067	(310) 201-4100

PROSPECTUS
Ares Management Corporation
Class A Common Stock
Preferred Stock
Debt Securities
Guarantees of Debt Securities
Depositary Shares
Warrants
Purchase Contracts
Units
Subscription Rights
We may from time to time, in one or more offerings, offer and sell one or more series or classes, separately or together, and in amounts, at prices and on terms that will be determined at the time of any such offering and will be set forth in one or more supplements to this prospectus:
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shares of Class A common stock, par value $0.01 per share (“Class A common stock”);

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shares of preferred stock;

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debt securities;

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guarantees of debt securities;

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depositary shares;

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warrants to purchase debt or equity securities;

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purchase contracts;

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units; and

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subscription rights.

We refer to the foregoing, collectively, as the “securities.” Any debt securities offered and sold pursuant to this prospectus may be (i) issued by Ares Management Corporation and may or may not be guaranteed by one or more of its subsidiaries, or (ii) issued by one or more of its subsidiaries and guaranteed by Ares Management Corporation and may be guaranteed by one or more of its other subsidiaries. Unless otherwise stated herein, we refer to our debt securities and the guarantees of our debt securities that may be offered pursuant to this prospectus collectively as the “debt securities.” In addition, certain selling stockholders may offer and sell Class A common stock from time to time, together or separately, in amounts, at prices and on terms that will be determined at the time of any such offering.
This prospectus describes the general manner in which these securities may be offered and sold. We will provide the specific terms of any offering of these securities in a prospectus supplement or free writing prospectus. You should carefully read this prospectus and any applicable prospectus supplement and free writing prospectus we may provide to you, as well as the documents incorporated and deemed to be incorporated by reference in this prospectus, before you invest.
We or any selling stockholders may sell any of these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We and any selling stockholders reserve the sole right to accept, and we, any selling stockholder and any agents, dealers, underwriters reserve the right to reject, in whole or in part, any proposed purchase of these securities. The applicable prospectus supplement or free writing prospectus will set forth the names of the agents, dealers or underwriters, any applicable commissions or discounts payable to them and the specific terms of the plan of distribution. The names of the selling stockholders, if any, will be set forth in the applicable prospectus supplement or free writing prospectus. Our net proceeds from the sale of these securities also will be set forth in the applicable prospectus supplement or free writing prospectus. We will not receive any proceeds from the sale of these securities by any selling stockholders.
Our shares of Class A common stock and Series B mandatory convertible preferred stock are listed on the New York Stock Exchange (the “NYSE”) under the ticker symbols “ARES” and “ARES.PRB,” respectively. The last reported sale price of our Class A common stock and Series B mandatory convertible preferred stock on February 24, 2026 was $117.16 and $39.09 per share, respectively.
INVESTING IN OUR SECURITIES INVOLVES A NUMBER OF RISKS. SEE “RISK FACTORS” ON PAGE 5 OF THIS PROSPECTUS, IN OUR MOST RECENT ANNUAL REPORT ON FORM 10-K AND IN OUR SUBSEQUENT QUARTERLY REPORTS ON FORM 10-Q, AS SUPPLEMENTED BY OUR OTHER FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC” OR “COMMISSION”) WHICH ARE INCORPORATED BY REFERENCE HEREIN, TO READ ABOUT FACTORS YOU SHOULD CAREFULLY CONSIDER BEFORE INVESTING IN OUR SECURITIES.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any applicable prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is February 25, 2026.

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We and any selling stockholders, as applicable, are responsible for the information contained in this prospectus, any prospectus supplement, any related free writing prospectus issued by us and the documents incorporated or deemed incorporated by reference in this prospectus. We and any selling stockholders have not authorized anyone to provide any information other than that contained or incorporated or deemed to be incorporated by reference in this prospectus and in any prospectus supplement or free writing prospectus prepared by or on behalf of us or to which we have referred you in connection with an offering of the securities described in this prospectus or to make any representations about anything not contained herein or therein. Neither we nor any selling stockholders take any responsibility for, nor can we provide any assurance as to the reliability of, any information that others may give you. This prospectus does not constitute, and any prospectus supplement or free writing prospectus that we may provide to you in connection with an offering of the securities described in this prospectus will not constitute, an offer to sell, or a solicitation of an offer to purchase, the offered securities in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation in such jurisdiction. You should assume that the information contained in this prospectus, in any prospectus supplement or free writing prospectus that we may provide to you in connection with an offering of the securities described in this prospectus, or in any document incorporated or deemed to be incorporated by reference in this prospectus or any prospectus supplement is accurate only as of the date on the front cover of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those respective dates. Neither the delivery of this prospectus nor any prospectus supplement or free writing prospectus that we may provide to you in connection with an offering of the securities described in this prospectus nor any distribution of the securities pursuant to this prospectus or any such prospectus supplement or free writing prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth in this prospectus, any such prospectus supplement or free writing prospectus or any document incorporated or deemed to be incorporated by reference in this prospectus or any prospectus supplement since the date thereof.
You should read carefully the entire prospectus, any prospectus supplement or free writing prospectus, as well as the documents incorporated by reference herein or therein, before making an investment decision.
For investors outside the United States:   neither we nor any selling stockholders have done anything that would permit this offering or possession or distribution of this prospectus or any prospectus supplement or free writing prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to an offering of the securities described in this prospectus and the distribution of this prospectus and any prospectus supplement or free writing prospectus.

ii

ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). By using a shelf registration statement, we and/or certain selling stockholders may offer, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus and the applicable prospectus supplement in amounts, at prices and on other terms to be determined at the time of the offering. This prospectus provides you with a general description of Ares Management Corporation, our Class A common stock, preferred stock, debt securities, depositary shares, warrants, purchase contracts and units that we and/or certain selling stockholders may offer. This prospectus is not complete and does not contain all of the information that you should consider before making an investment in any of the securities described in this prospectus. A supplement to this prospectus or a free writing prospectus may also add to, update or change the information contained or incorporated by reference in this prospectus. To the extent that any statement made in an accompanying prospectus supplement or free writing prospectus is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the accompanying prospectus supplement. As allowed by the SEC rules, this prospectus does not contain all of the information included in the registration statement. For general information about the distribution of securities offered, please see “Plan of Distribution” on page 37 of this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the headings “Information Incorporated by Reference” and “Where You Can Find More Information” and the registration statement, including its exhibits, before making an investment in any of the securities described in this prospectus.
In this prospectus, unless the context suggests otherwise, references to:
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“Ares,” the “Company,” “we,” “us” and “our” refer to Ares Management Corporation and its subsidiaries;

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“Ares Operating Group” or “Ares Holdings” refer to Ares Holdings L.P.;

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“Ares Operating Group entities” refers to, collectively, Ares Holdings and any future entity designated by our board of directors in its sole discretion as an Ares Operating Group entity;

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“Ares Operating Group Unit” refers to, collectively, a partnership unit in the Ares Operating Group entities including Ares Holdings and any future entity designated by our board of directors in its sole discretion as an Ares Operating Group entity;

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“assets under management” or “AUM” generally refers to the assets we manage. For our funds other than those noted below, our AUM represents the sum of the net asset value (“NAV”) of such funds, the drawn and undrawn debt (at the fund-level including amounts subject to restrictions) and uncalled committed capital (including commitments to funds that have yet to commence their investment periods). NAV generally refers to fair value of the assets of the fund less the liabilities of the fund but may represent carrying value of assets and liabilities of funds that are not reported at fair value. For the CLOs we manage, our AUM is equal to initial principal of collateral adjusted for paydowns. For Real Assets funds that we manage where management fees are based on gross asset value, net operating income or similar metrics including their equivalents (“GAV”), our AUM represents the sum of the GAV of such funds, undrawn debt (including any amounts subject to restrictions) and uncalled committed capital (including commitments to funds that have yet to commence their investment periods). GAV typically refers to the fair value of a fund’s total assets. AUM also includes the proceeds raised in the initial public offerings of special purpose acquisition companies sponsored by us, less any redemptions;

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“CLOs” refers to “our funds” that are structured as collateralized loan obligations;

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“Exchange Act” refers to the Securities Exchange Act of 1934, as amended;

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“Holdco Members” refers to Michael Arougheti, David Kaplan, Antony Ressler, Bennett Rosenthal and R. Kipp deVeer;

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“our funds” refers to the funds, alternative asset companies, trusts, co-investment vehicles and other entities and accounts that are managed or co-managed by the Ares Operating Group, and which are structured to pay fees. It also includes funds managed by Ivy Hill Asset Management, L.P., a wholly owned portfolio company of Ares Capital Corporation (NASDAQ: ARCC) and an SEC-registered investment adviser;
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“SEC” refers to the Securities and Exchange Commission; and

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“Securities Act” refers to the Securities Act of 1933, as amended.

Certain of the terms used in this prospectus, including AUM, may not be comparable to similarly titled measures used by other companies. In addition, our definition of AUM is not based on any definition of AUM that is set forth in the agreements governing the investment funds that we manage and may differ from definitions of AUM set forth in other agreements to which we are a party from time to time or definitions used by the SEC or other regulatory bodies. Amounts and percentages throughout this prospectus may reflect rounding adjustments and consequently totals may not appear to sum.

ARES MANAGEMENT CORPORATION
Ares is a leading global alternative investment manager with $622.5 billion of assets under management and over 4,250 employees in over 55 offices in more than 25 countries as of December 31, 2025. We offer our investors a range of investment strategies and seek to deliver attractive performance to an investor base that includes over 2,850 direct institutional relationships and a significant retail investor base across our publicly-traded and sub-advised funds. Since our inception in 1997, we have adhered to a disciplined investment philosophy that focuses on delivering strong risk-adjusted investment returns through market cycles. Ares believes each of its distinct but complementary investment groups in Credit, Real Assets, Private Equity and Secondaries is a market leader based on assets under management and investment performance. We believe we create value for our stakeholders not only through our investment performance, but also by expanding our product offerings, enhancing our distribution channels, increasing our global presence, investing in our non-investment functions, securing strategic partnerships and completing strategic acquisitions and portfolio purchases.
For a description of our business, financial condition, results of operations and other important information, we refer you to our filings with SEC incorporated by reference in this prospectus. For instructions on how to find copies of these documents, see “Where You Can Find More Information.”
Except as otherwise expressly provided in our Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), our common stockholders are entitled to vote on all matters on which stockholders of a corporation are generally entitled to vote under the Delaware General Corporate Law (the “DGCL”), including the election of our board of directors.
Our shares of Class A common stock and Series B mandatory convertible preferred stock are listed on the NYSE under the ticker symbols “ARES” and “ARES.PRB,” respectively. Our principal executive offices are located at 1800 Avenue of the Stars, Suite 1400, Los Angeles, California 90067, and our telephone number is (310) 201-4100. Our website address is https://www.aresmgmt.com. Our website is included in this prospectus as an inactive textual reference only. Except for the documents specifically incorporated by reference into this prospectus, our website and the information contained on our website are not a part of this prospectus or any applicable prospectus supplement, and you should not rely on any such information in making your decision whether to invest in the securities covered by this prospectus.

SUBSIDIARY REGISTRANTS
Ares Holdings L.P., Ares Investments Holdings LLC, Ares Management LLC, Ares Finance Co. LLC, Ares Finance Co. II LLC, Ares Finance Co. III LLC, and Ares Finance Co. IV LLC (collectively, the “subsidiaries”) may jointly and severally, fully and unconditionally guarantee our payment obligations under any series of debt securities offered by this prospectus and any applicable prospectus supplement. Alternatively, any debt securities offered and sold pursuant to this prospectus may be issued by one or more of our subsidiaries and guaranteed by us and may be guaranteed by one or more of our other subsidiaries. Financial information concerning our guarantor subsidiaries and non-guarantor subsidiaries, if any, is or will be included, as applicable, in our periodic reports filed pursuant to the Exchange Act, to the extent required by the rules and regulations of the SEC.

RISK FACTORS
Investing in the securities covered by this prospectus involves various risks. You should carefully consider each of the risks described in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 25, 2026 and incorporated by reference in this prospectus, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov, and all of the other information included or incorporated by reference in this prospectus, and in any prospectus supplement or free writing prospectus that we provide you in connection with an offering of securities covered by this prospectus. The risks and uncertainties discussed in the documents referred to above and other matters discussed in those documents could materially and adversely affect our business, financial condition, liquidity and results of operations and the market price of our securities. These risks and additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially and adversely affect our business, financial condition and/or operating results as well as the market price of our securities.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated and deemed to be incorporated by reference herein contain, and any prospectus supplement and free writing prospectus that we may provide to you in connection with an offering of the securities described in this prospectus may contain, forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, which reflect our current views with respect to, among other things, future events, operations and financial performance. You can identify these forward-looking statements by the use of forward-looking words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “foresees” or negative versions of those words, other comparable words or other statements that do not relate to historical or factual matters. The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. Such forward-looking statements are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business prospects, growth strategy and liquidity. Some of these factors are described under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 25, 2026 and incorporated by reference in this prospectus. These factors should not be construed as exhaustive and should be read in conjunction with the risk factors and other cautionary statements that are included in this prospectus and in our other periodic filings. If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, our actual results may vary materially from those indicated in these forward-looking statements. New risks and uncertainties arise over time, and it is not possible for us to predict those events or how they may affect us. Therefore, you should not place undue reliance on these forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. We do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.
The documents incorporated and deemed to be incorporated by reference herein contain or may contain, and any prospectus supplement and free writing prospectus that we may provide to you in connection with an offering of the securities described in this prospectus may contain, market data, industry statistics and other data that have been obtained from, or compiled from, information made available by third parties. We have not independently verified this data or these statistics.

USE OF PROCEEDS
Unless otherwise specified in a prospectus supplement or a free writing prospectus prepared in connection with an offering of the securities pursuant to this prospectus, the net proceeds from the sale by us of any securities covered by this prospectus will be used for general corporate purposes. General corporate purposes may include repayment, repurchase or redemption of debt, acquisitions, additions to working capital, capital expenditures and investments in our subsidiaries. Net proceeds may be temporarily invested or temporarily used to repay indebtedness prior to deployment for their intended purposes.
We will not receive any of the proceeds from the sale of the securities described in this prospectus by any selling stockholders.

DESCRIPTION OF CAPITAL STOCK
The following description summarizes the most important terms of our capital stock. This summary does not purport to be complete and is qualified in its entirety by the provisions of the Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), Bylaws and Certificate of Designations of 6.75% Series B mandatory convertible preferred stock (the “Certificate of Designations”), copies of which are incorporated by reference, and applicable provisions of Delaware law. Capitalized terms used but not otherwise defined in this section shall have the respective meanings given to such terms in the Certificate of Incorporation, Bylaws or Certificate of Designations, as applicable.
Our authorized capital stock consists of 3,500,000,000 shares, all with a par value of $0.01 per share, of which:
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1,500,000,000 are designated as Class A common stock;

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500,000,000 are designated as non-voting common stock;

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1,000 are designated as Class B common stock;

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499,999,000 are designated as Class C common stock; and

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1,000,000,000 are designated as preferred stock, of which 12,400,000 shares are designated as Series A Preferred Stock and 30,000,000 shares are designated as Series B mandatory convertible preferred stock.

As used in this section, “we,” “us” and “our” means Ares Management Corporation, a Delaware corporation, and its successors, but not any of its subsidiaries.
Common Stock
Economic Rights
Dividends.   Subject to preferences that apply to shares of Series B mandatory convertible preferred stock and any other shares of preferred stock outstanding at the time, the holders of our Class A common stock and non-voting common stock are entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that our board of directors may determine. The holders of our Class B common stock and Class C common stock do not have any rights to receive dividends.
Liquidation.   If we become subject to an event giving rise to our dissolution, liquidation or winding up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our Class A common stock, non-voting common stock and any participating preferred stock outstanding at that time ranking on a parity with our Class A common stock with respect to such distribution, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of our Series B mandatory convertible preferred stock and any other outstanding shares of preferred stock. The holders of our Class B common stock and Class C common stock do not have any rights to receive distributions upon our dissolution, liquidation or winding up.
Voting Rights
Except as expressly provided in our Certificate of Incorporation, the holders of our Class A common stock, Class B common stock and Class C common stock will be entitled to vote on all matters on which stockholders of a corporation are entitled to vote under the DGCL, including the election of our board of directors. The holders of non-voting common stock shall have no voting powers on any matter on which the stockholders are required or permitted to vote, except as expressly provided in our Certificate of Incorporation or required by applicable law or regulation.
Holders of our Class A common stock are entitled to one vote per share of Class A common stock.
Each year, our board of directors determines whether the Ares Ownership Condition is satisfied. The “Ares Ownership Condition” is satisfied if, on or about January 31 of each year, the total voting power held collectively by (i) holders of our Class C common stock (currently only Ares Voting LLC), (ii) persons that were formerly employed by or had provided services to (including as a director), or are then employed by or providing services to (including as a director) us or any of our Affiliates, (iii) any estate, trust, corporation, partnership or limited liability company or other entity of any kind or nature of which any person listed in clause (ii) is a trustee, other fiduciary, manager, partner, member, officer, director or party, respectively, (iv) any estate, trust, corporation, partnership or limited liability company or other entity of any kind or nature for the direct or indirect benefit of the spouse, parents, siblings or children of, or any other natural person who occupies the same principal residence as, any person listed in clause (ii), and the spouses, ancestors or descendants of each of the foregoing and (v) Ares Owners Holdings L.P. (“Ares Owners”) is at least 10% of the voting power of our outstanding Class A common stock and our Class C common stock, voting together as a single class. For purposes of determining whether the Ares Ownership Condition is satisfied, our board of directors will treat as outstanding, and as held by the foregoing persons, all shares of common stock deliverable to such persons pursuant to equity awards granted to such persons. On any date on which the Ares Ownership Condition is satisfied, holders of our Class B common stock are entitled to a number of votes, in the aggregate, equal to (a) (x) four times the aggregate number of votes attributable to the Class A common stock minus (y) the aggregate number of votes attributable to the Class C common stock, divided by (b) the number of shares of Class B common stock outstanding. On any date on which the Ares Ownership Condition is not satisfied, holders of our Class B common stock are not entitled to vote on any matter submitted to a vote of our stockholders.
Ares Management GP LLC is the sole holder of shares of our Class B common stock. Ares Voting LLC, the sole holder of our Class C common stock, is generally entitled to a number of votes equal to the number of Ares Operating Group Units held of record by each Ares Operating Group entity (other than us and our subsidiaries). If in the future other persons are admitted to the Ares Operating Group and are issued shares of our Class C common stock, such other holders of our Class C common stock will be entitled, in the aggregate, to a number of votes equal to the number of Ares Operating Group Units held of record by such holder of Class C common stock. If the ratio at which Ares Operating Group Units are exchangeable for shares of our Class A common stock changes from a one-for-one basis, the number of votes to which the holders of the Class C common stock are entitled will be adjusted accordingly.
Our Certificate of Incorporation provides that the number of authorized shares of any class of stock, including our Class A common stock, may be increased or decreased (but not below the number of shares of such class then outstanding) with the approval of a majority of the voting power of our outstanding capital stock entitled to vote thereon. However, given the disparity in the voting power of our classes of common stock, on any date on which the Ares Ownership Condition is satisfied, holders of our Class B common stock will control any such vote and are effectively able to approve an increase or decrease in the number of authorized shares of any other class of common stock without a separate vote of the holders of the applicable class of common stock. This could allow holders of our Class B common stock to increase and issue additional shares of Class A common stock and/or Class C common stock beyond what is currently authorized in our Certificate of Incorporation without the consent of the holders of the applicable class of common stock. Additional classes of common stock having special voting rights could also be issued.
No Preemptive or Similar Rights
Our Class A common stock, Class B common stock and Class C common stock are not entitled to preemptive rights and are not subject to conversion, redemption or sinking fund provisions. Our non-voting common stock is not entitled to preemptive rights and is not subject to redemption or sinking fund provisions. Our non-voting common stock is entitled to conversion, effective immediately upon any Widely Dispersed Offering, pursuant to which each share of non-voting common stock so transferred shall automatically be converted into one share of Class A common stock.
Exchange
Our indirect subsidiary, Ares Holdings may issue Ares Operating Group Units that are exchangeable for our Class A common stock pursuant to the Fifth Amended and Restated Exchange Agreement among us and the other parties thereto (the “Exchange Agreement”), on a one-for-one basis, subject to customary adjustments for splits, unit dividends and reclassifications and compliance with applicable lock-up, vesting and transfer restrictions. When Ares Operating Group Units are exchanged for shares of Class A common stock, the number of votes to which the shares of our Class C common stock are entitled shall automatically be reduced by the number of Ares Operating Group Units so exchanged. However, so long as the Ares Ownership Condition is satisfied, the issuance of Class A common stock would increase the number of votes to which holders of Class B common stock are entitled.
Limited Call Right
If at any time:
(i)
less than 10% of the then issued and outstanding shares of any class (other than Class B common stock, Class C common stock, non-voting common stock and preferred stock) are held by persons other than any record holder of Class B common stock, the Holdco Members or their respective affiliates; or

(ii)
we are subjected to registration under the provisions of the U.S. Investment Company Act of 1940, as amended,

we will have the right, which we may assign in whole or in part to any record holder of Class B common stock or any of its affiliates, to acquire all, but not less than all, of the remaining shares of the class held by unaffiliated persons.
As a result of our right to purchase outstanding shares of common stock, a stockholder may have their shares purchased at an undesirable time or price.
Preferred Stock
Our board of directors is authorized, subject to limitations prescribed by the DGCL, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers (including voting powers), preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions, in each case without further vote or action by our stockholders (except as may be required by the terms of any preferred stock then outstanding). Our board of directors may also increase (but not above the total number of shares of preferred stock then authorized and available for issuance and not committed for other issuance) or decrease (but not below the number of shares of that series then outstanding) the number of shares of any series of preferred stock, without any further vote or action by our stockholders. The powers, preferences and rights of each series of preferred stock, and the qualification, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the proportion of voting power held by, or other relative rights of, the holders of our Class A common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control of our company and might adversely affect the market price of the Class A common stock or the proportion of voting power held by, or other relative rights of, the holders of the Class A common stock. The only series of preferred stock outstanding is the Series B mandatory convertible preferred stock described below.
Series B Mandatory Convertible Preferred Stock
On October 10, 2024, we issued 30,000,000 shares of Series B mandatory convertible preferred stock, with an aggregate liquidation preference of $1,500,000,000.
Economic Rights
Dividends.   Dividends on the Series B mandatory convertible preferred stock are payable when, as and if declared by our board of directors out of funds legally available for the payment to the extent paid in cash, at a rate per annum equal to 6.75% of the liquidation preference of $50.00 per share. Dividends on the Series B mandatory convertible preferred stock are payable quarterly in arrears on January 1, April 1, July 1 and October 1 of each year, beginning on January 1, 2025 and ending on, and including, October 1, 2027. Dividends on the Series B mandatory convertible preferred stock are cumulative.

In certain cases where we have not declared and paid accumulated dividends in full on the Series B mandatory convertible preferred stock, then, subject to limited exceptions, we will be prohibited from declaring or paying dividends on or repurchasing any shares of our Class A common stock or other junior securities.
No Preemptive or Similar Rights.   Our Series B mandatory convertible preferred stock is not entitled to preemptive rights or subscription rights and is not subject to sinking fund provisions.
Redemption.   Our Series B mandatory convertible preferred stock is entitled to redemption upon occurrence of an Acquisition Non-Occurrence Event.
Ranking.   Shares of the Series B mandatory convertible preferred stock rank senior to our Class A common stock and non-voting common stock with respect to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up, and equally with any of our other equity securities, including any other preferred stock, that we may issue in the future, whose terms provide that such securities will rank equally with the Series B mandatory convertible preferred stock with respect to the payment of dividends and distribution of our assets upon our liquidation, dissolution or winding up (“Series B Parity Stock”).
Shares of the Series B mandatory convertible preferred stock rank junior to (i) all of our existing and future indebtedness and (ii) any of our equity securities, including preferred stock, that we may issue in the future, whose terms provide that such securities will rank senior to the Series B mandatory convertible preferred stock with respect to the payment of dividends and distribution of our assets upon our liquidation, dissolution or winding up (such equity securities, “Series B Senior Stock”). We currently have no Series B Senior Stock outstanding. While any shares of Series B mandatory convertible preferred stock are outstanding, we may not authorize or create any class or series of Series B senior stock without the approval of two-thirds of the votes entitled to be cast by the holders of outstanding Series B mandatory convertible preferred stock and all other series of Series B Voting Preferred Stock (as defined below), acting as a single class. See “— Voting Rights” below for a discussion of the voting rights applicable if we seek to create any class or series of Series B senior stock.
Conversion Rights.   Unless previously converted or redeemed, each outstanding share of Series B mandatory convertible preferred stock will automatically convert, for settlement on or about October 1, 2027, into between 0.2717 and 0.3260 shares of our Class A common stock, subject to customary anti-dilution adjustments described in the Certificate of Designations (such amounts, as so adjusted, the “Minimum Conversion Rate” and the “Maximum Conversion Rate,” respectively). The conversion rate that will apply to mandatory conversions will be determined based on the average of the daily volume-weighted average prices over the 20 consecutive trading days beginning on, and including, the 21st scheduled trading day immediately before October 1, 2027. The conversion rate applicable to mandatory conversions may in certain circumstances be increased to compensate holders of the Series B mandatory convertible preferred stock for certain unpaid accumulated dividends.
Holders of the Series B mandatory convertible preferred stock have the right to convert all or any portion of their shares of Series B mandatory convertible preferred stock at any time before the close of business on the Mandatory Conversion Date. Early conversions that are not in connection with certain corporate events that constitute a Make-Whole Fundamental Change (as defined in the Certificate of Designations) will be settled at the Minimum Conversion Rate. In addition, the conversion rate applicable to such an early conversion may, in certain circumstances, be increased to compensate holders of the Series B mandatory convertible preferred stock for certain unpaid accumulated dividends.
If a Make-Whole Fundamental Change occurs, then holders of the Series B mandatory convertible preferred stock will, in certain circumstances, be entitled to convert their Series B mandatory convertible preferred stock at the Make-Whole Fundamental Change Conversion Rate for a specified period of time and receive an amount to compensate them for certain unpaid accumulated dividends and any remaining future scheduled dividend payments.
Voting Rights.   Except as specifically required by Delaware law or our Certificate of Incorporation, and except as indicated below, the holders of the Series B mandatory convertible preferred stock will have no voting rights.

If and whenever accumulated dividends on the outstanding Series B mandatory convertible preferred stock have not been declared and paid in an aggregate amount corresponding to six or more dividend periods, whether or not consecutive (a “Dividend Non-Payment Event”), then, subject to certain restrictions, the authorized number of our board of directors will be increased by two and the holders of the Series B mandatory convertible preferred stock, voting together as a single class with the holders of each class or series of Voting Parity Stock, if any, will have the right to elect two directors (the “Preferred Stock Directors”) to fill such two new directorships at our next annual meeting of stockholders (or, if earlier, at a special meeting of our stockholders called for such purpose). However, as a condition to the election of any such Preferred Stock Director, such election must not cause us to violate any rule of the NYSE or any other securities exchange or other trading facility on which any of our securities are then listed or qualified for trading requiring that a majority of our board of directors be independent (such condition, the “Director Qualification Requirement”).
If, following a Dividend Non-Payment Event, all accumulated and unpaid dividends on the outstanding Series B mandatory convertible preferred stock have been paid in full, then the right of the holders of the Series B mandatory convertible preferred stock to elect two Preferred Stock Directors will terminate, the term of office of each person then serving as a Preferred Stock Director will immediately and automatically terminate and the authorized number of our board of directors will automatically decrease by two.
The approval of two-thirds of the votes entitled to be cast by the holders of outstanding Series B mandatory convertible preferred stock and all other series of Voting Parity Stock, if any, with similar voting or consent rights with respect to such event, acting as a single class, either at a meeting of stockholders or by written consent, is required in order:
(i)
to amend or modify the Certificate of Incorporation to authorize or create, or to increase the authorized number of shares of, any class or series of Series B Senior Stock;

(ii)
to amend, modify or repeal of any provision of the Certificate of Incorporation or the certificate of designations that materially and adversely affects the rights, preferences or voting powers of the Series B mandatory convertible preferred stock (subject to certain exceptions); or

(iii)
to consummate a consolidation or combination with, or merger with or into, another Person, or any binding or statutory share exchange or reclassification involving the Series B mandatory convertible preferred stock, in each case, subject to certain exceptions, unless:

(A)
the Series B mandatory convertible preferred stock either (x) remains outstanding after such consolidation, combination, merger, share exchange or reclassification; or (y) is converted or reclassified into, or is exchanged for, or represents solely the right to receive, preference securities of the continuing, resulting or surviving Person of such consolidation, combination, merger, share exchange or reclassification, or the parent thereof;

(B)
the Series B mandatory convertible preferred stock that remains outstanding or such preference securities, as applicable, have rights, preferences and voting powers that, taken as a whole, are not materially less favorable to the holders of the Series B mandatory convertible preferred stock or the holders thereof, as applicable, than the rights, preferences and voting powers, taken as a whole, of the Series B mandatory convertible preferred stock immediately before the consummation of such consolidation, combination, merger, share exchange or reclassification; and

(C)
if not our company, the issuer of the Series B mandatory convertible preferred stock that remains outstanding or such preference securities, as applicable, is a corporation duly organized and existing under the laws of the United States of America, any State thereof or the District of Columbia (who, if not our company, will, for the avoidance of doubt, succeed our company under this Certificate of Designations).

However, holders of the Series B mandatory convertible preferred stock, as such, will not be entitled to vote on an as-converted basis with holders of Class A common stock on matters on which holders of Class A common stock are entitled to vote.

Amount payable in liquidation.   Upon our voluntary or involuntary liquidation, dissolution or winding up, subject to the rights of any of our creditors or holders of any outstanding liquidation senior stock, each holder of the Series B mandatory convertible preferred stock will be entitled to a payment for the liquidation preference of, and all accumulated and unpaid dividends on, their Series B mandatory convertible preferred stock. Such payment will be made out of our assets or funds legally available for distribution (to the extent available) to the holders of the Series B mandatory convertible preferred stock before any such assets or funds are distributed to, or set aside for the benefit of, holders of our Class A common stock or other junior stock and following the satisfaction of all claims ranking senior to the Series B mandatory convertible preferred stock.
Series B Mandatory Convertible Preferred Mirror Units.   We contributed the net proceeds from the sale of the Series B mandatory convertible preferred stock in October 2024 to Ares Owners and, in consideration of our contribution, Ares Owners issued to us a new series of preferred units with economic terms designed to mirror those of the Series B mandatory convertible preferred stock, which we refer to as the “Series B Mandatory Convertible Preferred Mirror Units.” The terms of the Series B Mandatory Convertible Preferred Mirror Units provide that unless distributions have been declared and paid or declared and set apart for payment on all Series B Mandatory Convertible Preferred Mirror Units issued by Ares Owners for the then-current quarterly dividend period, then during such quarterly dividend period only, Ares Owners may not repurchase its common units or any junior units and may not declare or pay or set apart payment for distributions on its junior units, other than repurchases, redemptions or other acquisitions pursuant to the Exchange Agreement, distributions paid in junior units or options, warrants or rights to subscribe for or purchase junior units and certain other exceptions. The terms of the Series B Mandatory Convertible Preferred Mirror Units also provide that, in the event that Ares Owners liquidates, dissolves or winds up, Ares Owners may not declare or pay or set apart payment on its common units or any other units ranking junior to the Series B Mandatory Convertible Preferred Mirror Units unless the outstanding liquidation preference on all outstanding Series B Mandatory Convertible Preferred Mirror Units have been repaid via redemption or otherwise. The foregoing is subject to certain exceptions, including, (i) in the case of a merger or consolidation of one or more Ares Operating Group entities in a transaction whereby the surviving person, if not an Ares Operating Group entity immediately prior to such transaction, expressly assumes all of the obligations under the Series B Mandatory Convertible Preferred Mirror Units and satisfies certain other conditions, (ii) the Ares Operating Group entity being sold or disposed of is not a Substantially All Merger or Substantially All Sale (as such terms are defined in the Fifth amended and restated LPA of Ares Holdings), (iii) the Ares Operating Group entity being sold or disposed of does not constitute a “significant subsidiary” under Rule 1-02(w) of Regulation S-X promulgated by the Securities and Exchange Commission, (iv) the Series B mandatory convertible preferred stock have been fully redeemed, (v) transactions where the assets of the Ares Operating Group entity being liquidated, dissolved or wound up are immediately contributed to another Ares Operating Group entity or a subsidiary thereof, or (vi) with respect to an Ares Operating Group entity, a Permitted Transfer or Permitted Reorganization (as such terms are defined in the Fifth amended and restated LPA of Ares Holdings).
Conflicts of Interest
The DGCL permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors or stockholders. Our Certificate of Incorporation, to the maximum extent permitted from time to time by the DGCL, renounces any interest or expectancy that we have in any business ventures of (a) each member of our board of directors and our officers, (b) each record holder of Class B common stock, (c) Ares Management GP LLC (our “Former General Partner”), (d) any person or entity who is or was a “tax matters partner” (as defined in the Internal Revenue Code of 1986, as amended (the “Code”) prior to amendment by P.L. 114-74) or “partnership representative” (as defined in Section 6223 of the Code after amendment by P.L. 114-74), member, manager, officer or director of any record holder of Class B common stock or our Former General Partner, (e) any member, manager, officer or director of any record holder of Class B common stock or our Former General Partner who is or was serving at the request of any record holder of Class B common stock or our Former General Partner as a director, officer, manager, employee, trustee, fiduciary, partner, tax matters partner, partnership representative, member, representative, agent or advisor of another person or entity, (f) any person or entity who controls any record holder of Class B common stock or our Former General Partner and (g) certain other specified persons (collectively, the “Indemnitees”). Our Certificate of Incorporation provides that each Indemnitee has the right to engage in businesses of every type and description, including business interests and activities in direct competition with our business and activities. Our Certificate of Incorporation also waives and renounces any interest or expectancy that we may have in, or right to be offered an opportunity to participate in, business opportunities that are from time to time presented to the Indemnitees. Notwithstanding the foregoing, pursuant to our Certificate of Incorporation, each record holder of Class B common stock has agreed that its sole business will be to act as a record holder of Class B common stock and as a general partner or managing member of any partnership or limited liability company that we may hold an interest in and that it will not engage in any business or activity or incur any debts or liabilities except (x) in connection therewith or (y) in connection with the acquisition, owning or disposing of equity securities of us or any of our subsidiaries.
Anti-Takeover Provisions
Our Certificate of Incorporation and Bylaws and the DGCL contain provisions, which are summarized in the following paragraphs, that are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and to discourage certain types of transactions that may involve an actual or threatened acquisition of our company. These provisions are intended to avoid costly takeover battles, reduce our vulnerability to a hostile change in control or other unsolicited acquisition proposal, and enhance the ability of our board of directors to maximize stockholder value in connection with any unsolicited offer to acquire us. However, these provisions may have the effect of delaying, deterring or preventing a merger or acquisition of our company by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including attempts that might result in a premium over the prevailing market price for the shares of Class A common stock held by stockholders.
Loss of voting rights.   If at any time any person or group (other than a record holder of Class B common stock, Ares Owners, a Holdco Member or any of their respective affiliates, or a direct or subsequently approved transferee of the foregoing) beneficially owns 20% or more of any class of our stock then outstanding, that person or group will lose voting rights on all of its shares of stock and such shares of stock may not be voted on any matter as to which such shares may be entitled to vote and will not be considered to be outstanding when sending notices of a meeting of stockholders, calculating required votes, determining the presence of a quorum or for other similar purposes, in each case, as applicable and to the extent such shares of stock are entitled to any vote. These restrictions do not apply to our Class B common stock or non-voting common stock.
Requirements for advance notification of stockholder proposals.   Our Bylaws establish advance notice procedures with respect to stockholder proposals brought forth at annual or special meetings of our stockholders. Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 90 days or more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of stockholders. Our Bylaws also specify requirements as to the form and content of a stockholder’s notice. Our Bylaws allow the chairman of the meeting at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings, which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may deter, delay or discourage a potential acquirer from attempting to influence or obtain control of our company.
Special stockholder meetings.   Our Certificate of Incorporation provides that special meetings of our stockholders may be called at any time only by or at the direction of our board of directors, a record holder of Class B common stock or stockholders representing 50% or more of the voting power of the outstanding stock of the class or classes of stock which are entitled to vote at such meeting. Class A common stock and Class C common stock are considered the same class of common stock for this purpose.
Stockholder action by written consent.   Pursuant to Section 228 of the DGCL, any action required to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our stock entitled to vote thereon were present and voted, unless the Certificate of Incorporation provides otherwise or it conflicts with the rules of the NYSE. Our Certificate of Incorporation permits stockholder action by written consent by stockholders other than the Class B Stockholder only if consented to by the board of directors in writing.

Amendments to our Certificate of Incorporation requiring Class B Stockholder approval.   Except as otherwise expressly provided by applicable law or any certificate of designation for any series of our preferred stock, on any date on which the Ares Ownership Condition is satisfied, only the record holders of Class B common stock shall have the right to vote on certain amendments to our Certificate of Incorporation that are proposed by our board of directors.
Such amendments include:
(i)
any amendment that our board of directors has determined:

(a)
is necessary or appropriate in connection with (x) a pro rata distribution of shares of our stock or of options, rights, warrants or appreciation rights relating to shares of our stock or (y) a subdivision or combination of our stock,

(b)
based on the advice of counsel, is necessary or appropriate to prevent us or the Indemnitees from having a material risk of being in any manner subjected to registration under the provisions of the U.S. Investment Company Act of 1940, as amended, the U.S. Investment Advisers Act of 1940, as amended, or “plan asset” regulations adopted under the U.S. Employee Retirement Income Security Act of 1974, as amended, regardless of whether such are substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor, or

(c)
is necessary or appropriate to cure any ambiguity, omission, mistake, defect or inconsistency;

(ii)
any amendment that is expressly permitted by our Certificate of Incorporation to be voted on solely by the record holders of Class B common stock; or

(iii)
any amendment that reflects a merger or conveyance pursuant to certain provisions of our Certificate of Incorporation that do not require stockholder approval for such a merger or conveyance.

Super-majority requirements for certain amendments to our Certificate of Incorporation.   Except for amendments to our Certificate of Incorporation that require the sole approval of the record holders of Class B common stock, any amendments to our Certificate of Incorporation require the vote or consent of stockholders holding at least 90% of the voting power of our Class A common stock and Class C common stock, voting together as a single class, unless we obtain an opinion of counsel confirming that such amendment would not affect the limited liability of any of our stockholders under the DGCL. Any amendment of this provision of our Certificate of Incorporation also requires the vote or consent of stockholders holding at least 90% of the voting power of our Class A common stock and Class C common stock, voting together as a single class.
Merger, sale or other disposition of assets.   Our Certificate of Incorporation provides that we may, with the approval of the record holders of at least a majority in voting power of our Class A common stock and Class C common stock, and, on any date on which the Ares Ownership Condition is satisfied, with the approval of the record holders of our Class B common stock, sell, exchange or otherwise dispose of all or substantially all of our assets in a single transaction or a series of related transactions, or consummate any merger, consolidation or other similar combination, or approve the sale, exchange or other disposition of all or substantially all of the assets of our subsidiaries, except that no approval of our Class A common stock and Class C common stock shall be required in the case of certain limited transactions involving our reorganization into another limited liability entity where the governing instruments of the resulting entity provide our stockholders with substantially the same rights and obligations as are contained in our Certificate of Incorporation. We may in our sole discretion mortgage, pledge, hypothecate or grant a security interest in all or substantially all of our assets (including for the benefit of persons other than us or our subsidiaries) without the prior approval of the holders of our Class A common stock and Class C common stock. We may also sell all or substantially all of our assets under any forced sale of any or all of our assets pursuant to the foreclosure or other realization upon those encumbrances without the prior approval of the holders of our Class A common stock and Class C common stock.

Preferred stock.   If holders of any preferred stock that we may issue have the right to require us to redeem all or a portion of their series of preferred stock upon the occurrence of a change of control event, third parties may be discouraged from pursuing certain transactions with us that may otherwise be in the best interest of our stockholders.
Choice of forum.   The Court of Chancery of the State of Delaware (or, solely to the extent that the Court of Chancery lacks subject matter jurisdiction, any other court in the State of Delaware with subject matter jurisdiction) is the exclusive forum for resolving any claims, suits, actions or proceedings arising out of or relating in any way to our Certificate of Incorporation (including any claims, suits or actions to interpret, apply or enforce (i) the provisions of our Certificate of Incorporation or our Bylaws, (ii) our duties, obligations or liabilities to our stockholders, or of our stockholders to us, or among our stockholders, (iii) the rights or powers of, or restrictions on, us or any of our stockholders, (iv) any provision of the DGCL or (v) any other instrument, document, agreement or certificate contemplated by any provision of the DGCL relating to us (regardless of whether such claims, suits, actions or proceedings (x) sound in contract, tort, fraud or otherwise, (y) are based on common law, statutory, equitable, legal or other grounds or (z) are derivative or direct claims)).
Business Combinations
We have opted out of Section 203 of the DGCL, which provides that an “interested stockholder” (a person other than the corporation or any direct or indirect majority-owned subsidiary who, together with affiliates and associates, owns, or, if such person is an affiliate or associate of the corporation, within three years did own, 15% or more of the outstanding voting stock of a corporation) may not engage in “business combinations” (which is broadly defined to include a number of transactions, such as mergers, consolidations, asset sales and other transactions in which an interested stockholder receives or could receive a financial benefit on other than a pro rata basis with other stockholders) with the corporation for a period of three years after the date on which the person became an interested stockholder without certain statutorily mandated approvals.
Indemnification of Directors and Officers
Our Certificate of Incorporation provides that in most circumstances we will indemnify the following persons, to the fullest extent permitted by law, from and against all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all threatened, pending or completed claim, demand, action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal, and including appeals, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnitee, whether arising from acts or omissions to act occurring on, before or after the date of its Certificate of Incorporation, on an after tax basis: (a) each member of our board of directors and each of our officers, (b) each record holder of Class B common stock, (c) our Former General Partner, (d) any person or entity who is or was a tax matters partner or partnership representative, member, manager, officer or director of any record holder of Class B common stock or our Former General Partner, (e) any member, manager, officer or director of any record holder of Class B common stock or our Former General Partner who is or was serving at the request of any record holder of Class B common stock or our Former General Partner as a director, officer, manager, employee, trustee, fiduciary, partner, tax matters partner, partnership representative, member, representative, agent or advisor of another person or entity; provided that such a person or entity will not be indemnified solely for providing, on a fee-for-services basis or similar arm’s-length compensatory basis, agency, advisory, consulting, trustee, fiduciary or custodial services, (f) any person or entity who controls any record holder of Class B common stock or the Former General Partner and (g) any person a record holder of Class B common stock, in its sole discretion, designates as an Indemnitee.
We agree to provide this indemnification unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that these persons acted in bad faith or with criminal intent. Any indemnification under these provisions will only be out of our assets. We are not personally liable for, and do not have any obligation to contribute or loan funds or assets to the board of directors to enable it to effectuate, indemnification. We may purchase insurance against liabilities asserted against and expenses incurred by persons for our activities, regardless of whether we would have the power to indemnify the person against liabilities under our Certificate of Incorporation.
Transfer Agent and Registrar
The transfer agent and registrar for our Class A common stock, non-voting common stock, Class B common stock, Class C common stock and Series B mandatory convertible preferred stock is Equiniti Trust Company, LLC. The transfer agent and registrar’s address is 6201 15th Avenue, Brooklyn, New York 11219, and its telephone number is (800) 937-5449.
Listing
Our Class A common stock and Series B mandatory convertible preferred stock are listed on the NYSE under the ticker symbols “ARES” and “ARES.PRB,” respectively.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES
The following description of debt securities describes general terms and provisions of a series of debt securities and, if applicable, the guarantees of the debt securities of that series that may be offered pursuant to this prospectus and an applicable prospectus supplement. The debt securities may be issued from time to time in one or more series. The particular terms of each series that is offered by a prospectus supplement, including the issuer of the debt securities, and the extent to which the general terms described in this section apply to those debt securities, will be described in the applicable prospectus supplement at the time of the offering. Any prospectus supplement, which we will file with the SEC, may or may not modify the general terms set forth in this prospectus. If any particular terms of the debt securities or, if applicable, any guarantees of the debt securities of that series or the applicable indenture described in a prospectus supplement differ from any of the terms described in this prospectus, the terms described in the applicable prospectus supplement will supersede the terms described in this prospectus. For a complete description of any series of debt securities and, if applicable, the guarantees, you should read both this prospectus and the prospectus supplement that applies to that series of debt securities before making an investment decision.
Any series of debt securities issued by us will be issued under one or more indentures, each to be entered into by us, one or more subsidiary guarantors, a trustee, registrar, paying agent and transfer agent and/or a collateral agent, as applicable. Any series of debt securities issued by our subsidiaries will be issued under one or more indentures, each to be entered into by such issuer, us, one or more subsidiary guarantors, a trustee, registrar, paying agent and transfer agent and/or a collateral agent, as applicable. The trustee, registrar, paying agent, transfer agent, collateral agent, calculation agent and/or foreign currency agent (collectively, the “agents”), as applicable, shall be named in the applicable prospectus supplement. The following summary of selected provisions of the indentures, the debt securities and the guarantees does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions in the applicable indenture, including definitions therein of certain terms and the provisions made part thereof by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). This summary may not contain all of the information that you may find useful. The terms and conditions of the debt securities and, if applicable, guarantees of each series will be set forth in those debt securities and in the applicable indenture, as supplemented. The forms of indenture have been filed as exhibits to the registration statement of which this prospectus forms a part. A form of each debt security, reflecting the specific terms and provisions of that series of debt securities, will be filed with the SEC in connection with each offering of debt securities and will be incorporated by reference in the registration statement of which this prospectus forms a part. You should review the form of applicable indenture, the form of any applicable supplemental indenture and the form of certificate evidencing the applicable debt securities before making an investment decision.
As used in this section, “we,” “us” and “our” means Ares Management Corporation, a Delaware corporation, and its successors, but not any of its subsidiaries. As used in this prospectus, “debt securities” means the debentures, notes, guarantees, bonds and other evidence of indebtedness offered pursuant to this prospectus and an applicable prospectus supplement and authenticated by the relevant trustee and delivered under the applicable indenture. The term “issuer” means us and/or one or more of our subsidiaries, depending on which registrant is offering the debt securities, and the term “issuers” is a collective reference to the registrants offering debt securities using this prospectus.
General
The issuer may offer the debt securities from time to time in as many distinct series as the issuer may determine. All debt securities will be our senior unsecured obligations. The applicable indenture does not limit the amount of debt securities that the issuer may issue under that indenture. The issuer may, without the consent of the holders of the debt securities of any series, issue additional debt securities ranking equally with, and otherwise similar in all respects to, the debt securities of the series (except for the public offering price, the issue date, the issue price, the date from which interest will accrue and, if applicable, the date on which interest will first be paid) so that those additional debt securities will be consolidated and form a single series with the debt securities of the series previously offered and sold.
The debt securities of any series of the applicable issuer may have the benefit of guarantees (each, a “guarantee”) by one or more of our subsidiaries, specified as a “guarantor” (each, a “subsidiary guarantor”)

in the prospectus supplement for the series of such debt securities. In the case of debt securities issued by a subsidiary, the debt securities will also be guaranteed by us (collectively with the subsidiary guarantors, the “guarantors”). Unless otherwise expressly stated or the context otherwise requires, as used in this section, the term “guaranteed debt securities” means debt securities that, as described in the prospectus supplement relating thereto, are guaranteed by one or more guarantors pursuant to the applicable supplemental indenture. Financial information concerning our guarantor subsidiaries and non-guarantor subsidiaries, if any, is or will be included, as applicable, in our periodic reports filed pursuant to the Exchange Act, to the extent required by the rules and regulations of the SEC.
The debt securities of each series will be issued in fully registered form without interest coupons. We currently anticipate that the debt securities of each series offered and sold pursuant to this prospectus will be issued as global debt securities as described under “— Book-Entry; Delivery and Form; Global Securities” and will trade in book-entry form only.
Debt securities denominated in U.S. dollars will be issued in denominations of $2,000 and any integral multiple of $1,000 in excess thereof, unless otherwise specified in the applicable prospectus supplement. If the debt securities of a series are denominated in a foreign or composite currency, the applicable prospectus supplement will specify the denomination or denominations in which those debt securities will be issued.
Unless otherwise specified in the applicable prospectus supplement, the issuer will repay the debt securities of each series at 100% of their principal amount, together with accrued and unpaid interest thereon at maturity, except if those debt securities have been previously redeemed or purchased and cancelled.
Unless otherwise specified in the applicable prospectus supplement, the debt securities of each series will not be listed on any securities exchange. The applicable prospectus supplement will include a discussion of material U.S. federal income tax considerations applicable to the debt securities.
Provisions of Indentures
Each indenture provides that debt securities may be issued under it from time to time in one or more series. For each series of debt securities, this prospectus and the applicable prospectus supplement will describe the following terms and conditions of that series of debt securities:
•
the title of the series;

•
the maximum aggregate principal amount, if any, established for debt securities of the series;

•
the person to whom any interest on a debt security of the series will be payable, if other than the person in whose name that debt security (or one or more predecessor debt securities) is registered at the close of business on the regular record date for such interest;

•
the date or dates on which the principal of any debt securities of the series will be payable or the method used to determine or extend those dates;

•
the rate or rates at which any debt securities of the series will bear interest, if any, the date or dates from which any such interest will accrue, the interest payment dates on which any such interest will be payable and the regular record date for any such interest payable on any interest payment date;

•
the place or places where the principal of and premium, if any, and interest on any debt securities of the series will be payable and the manner in which any payment may be made;

•
the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part, at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities will be evidenced;

•
our obligation or right, if any, to redeem or purchase any debt securities of the series pursuant to any sinking fund or at the option of the holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series will be redeemed or purchased, in whole or in part, pursuant to such obligation;

•
if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof, the denominations in which any debt securities of the series will be issuable;

•
if the amount of principal of or premium, if any, or interest on any debt securities of the series may be determined with reference to a financial or economic measure or index or pursuant to a formula, the manner in which such amounts will be determined;

•
if other than U.S. dollars, the currency, currencies or currency units in which the principal of or premium, if any, or interest on any debt securities of the series will be payable and the manner of determining the equivalent thereof in U.S. dollars for any purpose;

•
if the principal of or premium, if any, or interest on any debt securities of the series is to be payable, at our election or the election of the holder thereof, in one or more currencies or currency units other than that or those in which such debt securities are stated to be payable, the currency, currencies or currency units in which the principal of or premium, if any, or interest on such debt securities as to which such election is made will be payable, the periods within which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount will be determined);

•
if other than the entire principal amount thereof, the portion of the principal amount of any debt securities of the series which will be payable upon declaration of acceleration of the maturity thereof pursuant to the applicable indenture;

•
if the principal amount payable at the stated maturity of any debt securities of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which will be deemed to be the principal amount of such debt securities as of any such date for any purpose thereunder or hereunder, including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount will be determined);

•
if other than by a board resolution, the manner in which any election by us to defease any debt securities of the series pursuant to the applicable indenture will be evidenced; whether any debt securities of the series other than debt securities denominated in U.S. dollars and bearing interest at a fixed rate are to be subject to the defeasance provisions of the applicable indenture; or, in the case of debt securities denominated in U.S. dollars and bearing interest at a fixed rate, if applicable, that the debt securities of the series, in whole or any specified part, will not be defeasible pursuant to the applicable indenture;

•
if applicable, that any debt securities of the series will be issuable in whole or in part in the form of one or more global securities and, in such case, the respective depositaries for such global securities and the form of any legend or legends which will be borne by any such global securities, and any circumstances in which any such global security may be exchanged in whole or in part for debt securities registered, and any transfer of such global security in whole or in part may be registered, in the name or names of persons other than the depositary for such global security or a nominee thereof and any other provisions governing exchanges or transfers of such global security;

•
any addition to, deletion from or change in the events of default applicable to any debt securities of the series and any change in the right of the trustee or the requisite holders of such debt securities to declare the principal amount thereof due and payable;

•
any addition to, deletion from or change in the covenants applicable to debt securities of the series;

•
if the debt securities of the series are to be convertible into or exchangeable for cash and/or any securities or other property of any person (including us), the terms and conditions upon which such debt securities will be so convertible or exchangeable;

•
whether the debt securities of the series will be guaranteed by any persons and, if so, the identity of such persons, the terms and conditions upon which such debt securities will be guaranteed and, if applicable, the terms and conditions upon which such guarantees may be subordinated to other indebtedness of the respective guarantors;

•
whether the debt securities of the series will be secured by any collateral and, if so, the terms and conditions upon which such debt securities will be secured and, if applicable, upon which such liens may be subordinated to other liens securing other indebtedness of us or of any guarantor;

•
whether the debt securities of the series will be subordinated to other indebtedness of the issuer and, if so, the terms and conditions upon which such debt securities will be subordinated;

•
if a trustee other than the trustee named in the applicable indenture is to act as trustee for the securities of a series, the name and corporate trust office of such trustee; and

•
any other terms of the debt securities of the series and any guarantees of the debt securities (which terms will not be inconsistent with the provisions of the applicable indenture, except as permitted thereunder).

Interest
In the applicable prospectus supplement, we will designate the debt securities of a series as being either debt securities bearing interest at a fixed rate of interest or debt securities bearing interest at a floating rate of interest.
Each debt security will begin to accrue interest from the date on which it is originally issued. Interest on each such debt security will be payable in arrears on the interest payment dates set forth in the applicable prospectus supplement and as otherwise described below and at maturity or, if earlier, the redemption date described below. Interest will be payable to the holder of record of the debt securities at the close of business on the record date for each interest payment date, which record dates will be specified in such prospectus supplement.
As used in the applicable indenture, the term “business day” means, with respect to debt securities of a series, any day, other than a Saturday or Sunday, that is not a day on which banking institutions or trust companies are authorized or obligated by law, regulation or executive order to close in the place where the principal of and premium, if any, and interest on the debt securities are payable.
Unless otherwise indicated in the applicable prospectus supplement:
•
For fixed rate debt securities, if the maturity date, the redemption date or an interest payment date is not a business day, we will pay principal, premium, if any, the redemption price, if any, and interest on the next succeeding business day, and no interest will accrue from and after the relevant maturity date, redemption date or interest payment date to the date of that payment. Interest on the fixed rate debt securities will be computed on the basis of a 360-day year of twelve 30-day months.

•
For floating rate debt securities, if any interest payment date for the debt securities of a series bearing interest at a floating rate (other than the maturity date or the redemption date, if any) would otherwise be a day that is not a business day, then the interest payment date will be postponed to the following date which is a business day, unless that business day falls in the next succeeding calendar month, in which case the interest payment date will be the immediately preceding business day; if the maturity date or the redemption date, if any, is not a business day, we will pay principal, premium, if any, the redemption price, if any, and interest on the next succeeding business day, and no interest will accrue from and after the maturity date or the redemption date, if any, to the date of that payment. Interest on the floating rate debt securities will be computed on the basis of the actual number of days elapsed during the relevant interest period and a 360-day year.

Optional Redemption
If specified in the applicable prospectus supplement, we may elect to redeem all or part of the outstanding debt securities of a series from time to time before the maturity date of the debt securities of that series. Upon such election, we will notify the trustee of the redemption date and the principal amount of debt securities of the series to be redeemed and provide the trustee an officer’s certificate and an opinion of counsel certifying that the conditions precedent for such redemption have been satisfied. If less than all the debt securities of the series are to be redeemed, the particular debt securities of that series to be redeemed will be selected by the trustee by such method as the trustee deems fair and appropriate, including by lot or pro rata. The applicable prospectus supplement will specify the redemption price for the debt securities to be redeemed (or the method of calculating such price), in each case in accordance with the terms and conditions of those debt securities.
Notice of redemption will be given to each holder of the debt securities to be redeemed not less than 15 nor more than 60 days prior to the date set for such redemption. This notice will include the following information: the redemption date; the redemption price (or the method of calculating such price); if less than all of the outstanding debt securities of consisting of more than one series are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the particular debt securities to be redeemed and, if less than all of the outstanding debt securities of any series consisting of a single security are to be redeemed, the principal amount of the debt security to be redeemed; that on the date of redemption, the redemption price will become due and payable upon each debt security to be redeemed and, if applicable, that interest thereon will cease to accrue on and after the redemption date; the place or places where such debt securities are to be surrendered for payment of the redemption price; for any debt securities that by their terms may be converted, the terms of conversion, the date on which the right to convert will terminate and the place or places where such debt securities may be surrendered for conversion; that the redemption is for a sinking fund, if such is the case; and the CUSIP, ISN or any similar number of the debt securities to be redeemed.
By no later than 11:00 a.m. (New York City time) on the business day prior to any redemption date, we will deposit or cause to be deposited with the trustee or with a paying agent (or, if we are acting as paying agent with respect to the debt securities being redeemed, we will segregate and hold in trust as provided in the applicable indenture) an amount of money sufficient to pay the aggregate redemption price of, and (except if the redemption date shall be an interest payment date or the debt securities of such series provide otherwise) accrued interest on, all of the debt securities or the part thereof to be redeemed on that date. On the redemption date, the redemption price will become due and payable upon all of the debt securities to be redeemed, and interest, if any, on the debt securities to be redeemed will cease to accrue from and after that date. Upon surrender of any such debt securities for redemption, we will pay those debt securities surrendered at the redemption price together, if applicable, with accrued interest to the redemption date.
Any debt securities to be redeemed only in part must be surrendered at the place or places where the debt securities are payable and established by us for such purpose, and we will execute, and the trustee will authenticate and deliver to a holder without service charge, new debt securities of the same series and of like tenor, of any authorized denominations as requested by that holder, in a principal amount equal to and in exchange for the unredeemed portion of the debt securities that holder surrenders.
Payment and Transfer or Exchange
Principal of and premium, if any, and interest on the debt securities of each series will be payable, and the debt securities may be exchanged or transferred, at the office or agency maintained by us for such purpose. Payment of principal of and premium, if any, and interest on a global security registered in the name of or held by The Depository Trust Company (“DTC”) or its nominee will be made in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global security. If any of the debt securities is no longer represented by a global security, payment of interest on certificated debt securities in definitive form may, at our option, be made by check mailed directly to holders at their registered addresses. See “— Book-Entry; Delivery and Form; Global Securities.”
A holder may transfer or exchange any certificated debt securities in definitive form at the same location given in the preceding paragraph. No service charge will be made for any registration of transfer or exchange of debt securities, but we or the trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
If the debt securities of any series (or of any series and specified tenor) are to be redeemed in part, we are not required to (i) issue, register the transfer of or exchange any debt security selected for redemption (or of such series and specific tenor, as the case may be) for a period of 15 days before mailing of a notice of redemption of the debt security to be redeemed or (ii) register the transfer of or exchange any debt security selected for redemption in whole or in part, except the unredeemed portion of any debt securities being redeemed in part. The registered holder of a debt security will be treated as the owner of it for all purposes.

Subject to any applicable abandoned property law, all amounts of principal of and premium, if any, or interest on the debt securities paid by us that remain unclaimed two years after such payment was due and payable will be repaid to us, and the holders of such debt securities will thereafter look solely to us for payment.
Covenants
Each indenture sets forth limited covenants, including the covenant described below, that will apply to each series of debt securities issued under the applicable indenture, unless otherwise specified in the applicable prospectus supplement. However, these covenants do not, among other things:
•
limit the amount of indebtedness or lease obligations that may be incurred by the issuer and the guarantors;

•
limit the ability of the issuer or guarantors to issue, assume or guarantee debt secured by liens; or

•
limit the issuer or guarantors from paying dividends or making distributions on our capital stock or purchasing or redeeming our capital stock.

Consolidation, Merger and Sale of Assets
Each indenture provides that the issuer may not be a party to a Substantially All Merger (as defined below) or participate in a Substantially All Sale (as defined below), unless:
•
the issuer is the surviving person, or the person formed by or surviving such Substantially All Merger or to which such Substantially All Sale has been made (the “Successor Person”) is organized under the laws of the Permitted Jurisdictions (as defined below) and has assumed by supplemental indenture all of our obligations under the applicable indenture;

•
immediately after giving effect to such transaction, no default or event of default under the applicable indenture has occurred and is continuing; and

•
the issuer delivers to the trustee an officer’s certificate or an opinion of counsel, each stating that such transaction and any supplemental indenture relating thereto comply with the applicable indenture and that all conditions precedent provided for in the applicable indenture relating to such transaction have been complied with.

Upon the consummation of such transaction, the Successor Person will be substituted for us in the applicable indenture, with the same effect as if it had been an original party to the applicable indenture. As a result, the Successor Person may exercise our rights and powers under the applicable indenture, and the issuer will be released from all of our liabilities and obligations under the applicable indenture and under the debt securities.
Any substitution of the Successor Person for us might be deemed for federal income tax purposes to be an exchange of the debt securities for “new” debt securities, resulting in recognition of gain or loss for such purposes and possibly certain other adverse tax consequences to beneficial owners of the debt securities. Holders should consult their own tax advisors regarding the tax consequences of any such substitution.
For purposes of this covenant:
•
a “person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity including government or political subdivision or an agency or instrumentality thereof;

•
a “Substantially All Merger” means our merger or consolidation with or into another person that would, in one or a series of related transactions, result in the transfer or other disposition, directly or indirectly, of all or substantially all of our combined assets taken as a whole to any other person; and

•
a “Substantially All Sale” means a sale, assignment, transfer, lease or conveyance to any other person, in one or a series of related transactions, directly or indirectly, of all or substantially all of our combined assets taken as a whole to any other person.

•
“Permitted Jurisdictions” means the laws of the United States of America or any state thereof.

Guarantees
The debt securities of any series of each issuer may be guaranteed by one or more of our subsidiaries and, in the case of debt securities issued by one of our subsidiaries, such debt securities may also be guaranteed by us. The guarantors of any series of guaranteed debt securities of each issuer may differ from the guarantors of any other series of guaranteed debt securities of such issuer or any other issuer. In the event the issuer issues a series of guaranteed debt securities, the specific guarantors of the debt securities of that series will be identified in the applicable prospectus supplement and a description of some of the terms of guarantees of those debt securities will be set forth in the applicable prospectus supplement. Unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, each guarantor of the debt securities of such series will unconditionally guarantee the due and punctual payment of the principal of, and premium, if any, and interest, if any, on and any other amounts payable with respect to, each debt security of such series and the due and punctual performance of all of the applicable issuer’s other obligations under the applicable indenture with respect to the debt securities of such series, all in accordance with the terms of such debt securities and the applicable indenture.
Notwithstanding the foregoing, unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, the applicable indenture will contain provisions to the effect that the obligations of each guarantor under its guarantees and such indenture shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such guarantor, result in the obligations of such guarantor under such guarantees and such indenture not constituting a fraudulent conveyance or fraudulent transfer under applicable law. However, there can be no assurance that, notwithstanding such limitation, a court would not determine that a guarantee constituted a fraudulent conveyance or fraudulent transfer under applicable law. If that were to occur, the court could void the applicable guarantor’s obligations under that guarantee, subordinate that guarantee to other debt and other liabilities of that guarantor or take other action detrimental to holders of the debt securities of the applicable series, including directing the holders to return any payments received from the applicable guarantor.
The applicable prospectus supplement relating to any series of guaranteed debt securities will specify other terms of the applicable guarantees, which may include provisions that allow a guarantor to be released from its obligations under its guarantee under specified circumstances or that provide for one or more guarantees to be secured by specified collateral.
Unless otherwise expressly stated in the applicable prospectus supplement relating to a series of guaranteed debt securities, each guarantee will be the unsubordinated and unsecured obligation of the applicable guarantor and will rank on a parity in right of payment with all other unsecured and unsubordinated indebtedness and guarantees of such guarantor. Each guarantee (other than a secured guarantee) will be effectively subordinated to all existing and future secured indebtedness and secured guarantees of the applicable guarantor to the extent of the value of the collateral securing that indebtedness and those guarantees. Consequently, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to any guarantor that has provided an unsecured guarantee of any debt securities, the holders of that guarantor’s secured indebtedness and secured guarantees will be entitled to proceed directly against the collateral that secures that secured indebtedness or those secured guarantees, as the case may be, and such collateral will not be available for satisfaction of any amount owed by such guarantor under its unsecured indebtedness and unsecured guarantees, including its unsecured guarantees of any debt securities, until that secured debt and those secured guarantees are satisfied in full. Unless otherwise provided in the applicable prospectus supplement, the indentures will not limit the ability of any guarantor to incur secured indebtedness or issue secured guarantees.
Unless otherwise expressly stated in the applicable prospectus supplement, each secured guarantee will be an unsubordinated obligation of the applicable guarantor and will rank on a parity in right of payment with all other unsecured and unsubordinated indebtedness and guarantees of such guarantor, except that such secured guarantee will effectively rank senior to such guarantor’s unsecured and unsubordinated indebtedness and guarantees in respect of claims against the collateral securing that secured guarantee.

No Gross Up
The issuer and the trustee will be entitled to deduct the amount required pursuant to an agreement described in Section 1471(b) of the Code or otherwise imposed pursuant to Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), and neither the issuer nor the trustee shall have any obligation to gross-up any payment to pay any additional amount as a result of such deduction. In addition, unless otherwise provided in an applicable supplemental indenture, the issuer shall not be obligated to pay any additional amounts with respect to our debt securities as a result of any withholding or deduction for, or on account of, any other present or future taxes, duties, assessments or governmental charges.
Events of Default
Each of the following events are defined in the applicable indenture as an “event of default” (whatever the reason for such event of default and whether or not it will be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) with respect to the debt securities of any series:
(1)
default in the payment of any installment of interest on any debt securities of that series, and such default continues for a period of 30 days after the payment becomes due and payable;

(2)
default in the payment of principal of or premium, if any, on any debt securities of that series when it becomes due and payable, regardless of whether the payment became due and payable at its stated maturity, upon redemption, upon declaration of acceleration or otherwise;

(3)
default in the deposit of any sinking fund payment, when and as due by the terms of any debt securities of that series;

(4)
default in the performance, or breach, of any covenant or agreement of ours in the applicable indenture with respect to the debt securities of that series (other than as referred to in clause (1), (2) or (3) above), which continues and is not cured for a period of 90 days after written notice to us by the trustee or to us and the trustee by the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series;

(5)
the issuer pursuant to or within the meaning of the Bankruptcy Law (as defined below):

•
commences a voluntary case or proceeding;

•
consents to the entry of an order for relief against us in an involuntary case or proceeding;

•
consents to the appointment of a Custodian (as defined below) of us or for all or substantially all of our property;

•
makes a general assignment for the benefit of our creditors;

•
files a petition in bankruptcy or answer or consent seeking reorganization or relief; consent to the filing of such petition or the appointment of or taking possession by a Custodian; or

•
takes any comparable action under any foreign laws relating to insolvency;

(6)
a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

•
is for relief against us in an involuntary case, or adjudicates us insolvent or bankrupt;

•
appoints a Custodian of us or for all or substantially all of our property;

•
orders the winding-up or liquidation of us (or any similar relief is granted under any foreign laws); or

•
and the order or decree remains unstayed and in effect for 90 days;

(7)
any guarantee of the debt securities of that series ceases to be in full force and effect (except as contemplated by the terms of the applicable indenture) or is declared null and void in a judicial proceeding or the guarantor denies or disaffirms its obligations under the applicable indenture or its guarantee, in each case unless the guarantee has been released pursuant to the terms of the applicable indenture; and
(8)
any other event of default provided with respect to debt securities of that series occurs.

“Bankruptcy Law” means Title 11, United States Code or any similar federal or state or foreign law for the relief of debtors.
“Custodian” means any custodian, receiver, trustee, assignee, liquidator or other similar official under any Bankruptcy Law.
If an event of default with respect to debt securities of any series (other than an event of default specified in clause (5) or (6) above with respect to us) occurs and is continuing, the trustee by notice to us, or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us and the trustee, may declare the principal and accrued and unpaid interest on all the debt securities of that series to be due and payable. Upon such a declaration, such principal and accrued and unpaid interest will be due and payable immediately. If an event of default specified in clause (5) or (6) above with respect to us occurs and is continuing, the principal and accrued and unpaid interest on the debt securities of that series will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders.
The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may rescind a declaration of acceleration and its consequences, if the issuer has deposited certain sums with the trustee and all events of default with respect to the debt securities of that series, other than the nonpayment of the principal which have become due solely by such acceleration, have been cured or waived, as provided in the applicable indenture.
An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the applicable indenture.
The issuer is required to furnish the trustee annually a statement by certain of our officers to the effect that, to the best of their knowledge, the issuer is not in default in the performance and observance of any of the terms, provisions and conditions under the applicable indenture or, if there has been a default, specifying each such default and the nature and status thereof which such officers may have knowledge.
No holder of any debt securities of any series will have any right to institute any judicial or other proceeding with respect to the applicable indenture, or for the appointment of a receiver, assignee, trustee, liquidator or sequestrator (or similar official), or for any other remedy unless:
(1)
an event of default has occurred and is continuing and such holder has given the trustee prior written notice of such continuing event of default, specifying an event of default with respect to the debt securities of that series;

(2)
the holders of not less than 25% of the aggregate principal amount of the outstanding debt securities of that series have requested the trustee to institute proceedings in respect of such event of default;

(3)
the trustee has been offered indemnity reasonably satisfactory to it against its costs, expenses and liabilities in complying with such request;

(4)
the trustee has failed to institute proceedings 60 days after the receipt of such notice, request and offer of indemnity; and

(5)
no direction inconsistent with such written request has been given for 60 days by the holders of a majority in aggregate principal amount of the outstanding debt securities of that series.

The holders of a majority in aggregate principal amount of outstanding debt securities of a series will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, and to waive certain defaults. Each indenture provides that if an event of default occurs and is continuing, the trustee will exercise such of its rights and powers under the applicable indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the applicable indenture at the request of any of the holders of the debt securities of a series unless they will have offered to the trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.
Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of and premium, if any, and interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.
Modification and Waivers
Modification and amendments of the applicable indenture and the debt securities of any series may be made by us and the trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of that series affected thereby; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security of that series affected thereby:
•
change the stated maturity of the principal of, or installment of interest on, any debt security;

•
reduce the principal amount of any debt security or reduce the amount of the principal of any debt security which would be due and payable upon a declaration of acceleration of the maturity thereof or reduce the rate of or extend the time of payment of interest on any debt security;

•
reduce any premium payable on the redemption of any debt security or change the date on which any debt security may or must be redeemed;

•
change the coin or currency in which the principal of, premium, if any, or interest on any debt security is payable;

•
impair the right of any holder to institute suit for the enforcement of any payment on or after the stated maturity of any debt security (or, in the case of redemption or repayment, on or after the redemption date or repayment date, as applicable);

•
reduce the percentage in principal amount of the outstanding debt securities, the consent of whose holders is required for any such amendment or waiver (of compliance with certain provisions of the applicable indenture or certain defaults under the applicable indenture and their consequences) provided for in the applicable indenture;

•
modify any provisions in the applicable indenture regarding the modifications and amendments requiring the consent of the holders of each affected debt security, except to increase any percentage vote required or to provide that certain other provisions of the applicable indenture cannot be modified or waived without the consent of the holder of each debt security affected thereby;

•
make any change that adversely affects the right to convert or exchange any debt security or decreases the conversion or exchange rate or increases the conversion price of any convertible or exchangeable debt security, unless such decrease or increase is permitted by the terms of the debt securities;

•
subordinate the debt security of any series to any of our other obligations;

•
if any debt security is guaranteed, release any guarantor of a debt security from any of its obligations under its guarantee thereof, except in accordance with the terms of the applicable indenture; or

•
modify any of the above provisions.

The issuer and the trustee may, without the consent of any holders, modify or amend the terms of the applicable indenture and the debt securities of any series with respect to the following:
•
to add to our covenants for the benefit of holders of the debt securities of all or any series or to surrender any right or power conferred upon us or to surrender any right or power conferred upon us;

•
to evidence the succession of another person to, and the assumption by the Successor Person of our covenants, agreements and obligations under, the applicable indenture pursuant to the covenant described under “— Covenants-Consolidation, Merger and Sale of Assets”;

•
to add any additional events of default for the benefit of holders of the debt securities of all or any series;

•
to add one or more guarantees for the benefit of holders of the debt securities;

•
to secure the debt securities;

•
to add or appoint a successor or separate trustee or other agent;

•
to provide for the issuance of additional debt securities of any series;

•
to establish the form or terms of debt securities of any series as permitted by the applicable indenture;

•
to comply with the rules of any applicable securities depository;

•
to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•
to add to, change or eliminate any of the provisions of the applicable indenture in respect of one or more series of debt securities; provided that any such addition, change or elimination (a) shall neither (1) apply to any debt security of any series created prior to the execution of the applicable supplemental indenture and entitled to the benefit of such provision nor (2) modify the rights of the holder of any such debt security with respect to such provision or (b) shall become effective only when there is no debt security described in clause (1) outstanding;

•
to cure any ambiguity, to correct or supplement any provision of the applicable indenture;

•
to change any other provision contained in the debt securities of any series or under the applicable indenture; provided that the change does not adversely affect the interests of the holders of debt securities of any series in any material respect; or

•
to conform any provision of the applicable indenture or the debt securities of any series to the description of such debt securities contained in the prospectus, prospectus supplement, offering memorandum or similar document with respect to the offering of the debt securities of such series.

The holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, waive compliance by us with certain restrictive provisions of the applicable indenture. The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of a series may, on behalf of the holders of all debt securities of that series, waive any past default and its consequences under the applicable indenture with respect to the debt securities of that series, except a default (1) in the payment of principal or premium, if any, or interest on debt securities of that series or (2) in respect of a covenant or provision of the applicable indenture that cannot be modified or amended without the consent of the holder of each debt security of that series. Upon any such waiver, such default will cease to exist, and any event of default arising therefrom will be deemed to have been cured, for every purpose of the applicable indenture; however, no such waiver will extend to any subsequent or other default or impair any rights consequent thereon.
Discharge, Defeasance and Covenant Defeasance
The issuer may discharge or defease its obligations under the applicable indenture as set forth below, unless otherwise indicated in the applicable prospectus supplement.
The issuer may discharge certain obligations to holders of the debt securities of a series and any guarantee of such debt securities that have not already been delivered to the trustee for cancellation and which have either become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by (i) depositing with the trustee, in trust, money in an amount sufficient to pay and discharge the entire indebtedness on such debt securities not previously delivered to the trustee for cancellation, for principal and premium, if any, and interest to the date of such deposit (in the case of debt securities which have become due and payable) or to the stated maturity or redemption date, as the case may be, (ii) paying all other sums payable under the applicable indenture and (iii) delivering to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent in the applicable indenture relating to the discharge as to that series have been complied with.
Each indenture provides that the issuer may elect either (i) to defease and be discharged from any and all obligations with respect to the debt securities of a series and any guarantee of such debt securities (except for, among other things, obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency with respect to the debt securities and to hold moneys for payment in trust) (“legal defeasance”) or (ii) to be released from our obligations to comply with the restrictive covenants under the applicable indenture, and any omission to comply with such obligations will not constitute a default or an event of default with respect to the debt securities of a series and clauses (4) and (7) under “— Events of Default” will no longer be applied (“covenant defeasance”). Legal defeasance or covenant defeasance, as the case may be, will be conditioned upon, among other things, the irrevocable deposit by us with the trustee, in trust, of (x) money in an amount, (y) U.S. government obligations which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount, or (z) a combination thereof, in each case sufficient to pay and discharge the principal or premium, if any, and interest on the debt securities.
In the case of legal defeasance, we must have delivered to the trustee an opinion of counsel confirming that (i) we have received from, or there has been published by, the Internal Revenue Service, a ruling or (ii) since the date of the applicable indenture, there has been a change in the applicable Federal income tax law, in either case, to the effect that the holders of the debt securities of that series will not recognize gain or loss for federal income tax purposes as a result of the deposit and such legal defeasance and will be subject to the same federal income tax as would be the case if the deposit and legal defeasance did not occur. In the case of covenant defeasance, we must have delivered to the trustee an opinion of counsel stating that, under then applicable federal income tax law, the holders of the debt securities of that series will not recognize gain or loss for U.S. federal income tax purposes as a result of the deposit and covenant defeasance to be effected and will be subject to the same federal income tax as would be the case if the deposit and covenant defeasance did not occur. In addition, in the case of either legal defeasance or covenant defeasance, we shall have delivered to the trustee (i) an officer’s certificate to the effect that the neither such debt securities nor any other debt securities of the same series will be delisted as a result of such deposit and (ii) an officer’s certificate and an opinion of counsel, each stating that all conditions precedent with respect to such legal defeasance or covenant defeasance have been complied with.
Upon the effectiveness of a legal defeasance or covenant defeasance with respect to any series of guaranteed debt securities, each guarantor of the debt securities of such series shall be automatically and unconditionally released and discharged from all of its obligations under its guarantee of the debt securities of such series and all of its other obligations under the applicable indenture in respect of the debt securities of that series, without any action by us, any guarantor or the trustee, and without the consent of the holders of any debt securities.
The issuer may exercise its legal defeasance option notwithstanding our prior exercise of our covenant defeasance option.
Book-Entry; Delivery and Form; Global Securities
Unless otherwise specified in the applicable prospectus supplement, the debt securities of each series will be issued in the form of one or more global debt securities, in definitive, fully registered form without interest coupons, each of which we refer to as a “global security.” Each such global security will be deposited with the trustee as custodian for DTC and registered in the name of a nominee of DTC in New York, New York for the accounts of participants in DTC.
Investors may hold their interests in a global security directly through DTC if they are DTC participants, or indirectly through organizations that are DTC participants. Each indenture provides that the global securities may be exchanged in whole or in part for debt securities registered, and no transfer of a global security in whole or in part may be registered, in the name of any person other than DTC or its nominee unless:
(1)
DTC notifies us that it is unwilling or unable or no longer permitted under applicable law to continue as depository for such global security and a successor depository is not appointed within 90 days;

(2)
an event of default with respect to such global security has occurred and be continuing;

(3)
the issuer delivers to the trustee an order to such effect; or

(4)
there shall exist such circumstances, if any, in addition to or in lieu of the foregoing as have been specified for this purpose in the applicable indenture.

The information in this section of this prospectus concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information.
Governing Law
Each indenture and the debt securities (and any guarantees thereof) will be governed by, and construed in accordance with, the laws of the State of New York.
Regarding the Trustee
The trustee under the applicable indenture will be named in the applicable prospectus supplement.
The trustee under the applicable indenture will be permitted to engage in transactions, including commercial banking and other transactions, with us and our subsidiaries from time to time; provided that if the trustee acquires any conflicting interest it must eliminate such conflict upon the occurrence of an event of default, or else resign.

DESCRIPTION OF DEPOSITARY SHARES
We may issue fractional interests in shares of Class A common stock or preferred stock, rather than shares of Class A common stock or preferred stock, with those rights and subject to the terms and conditions that we may specify in a prospectus supplement or a free writing prospectus. If we do so, we will provide for a depositary (either a bank or trust company depositary that has its principal office in the United States) to issue receipts for depositary shares, each of which will represent a fractional interest in a share of Class A common stock or preferred stock. The shares of Class A common stock or preferred stock underlying the depositary shares will be deposited under a deposit agreement between us and the depositary. The prospectus supplement or a free writing prospectus will include the name and address of the depositary and will include a discussion of material U.S. federal income tax considerations applicable to the Class A common stock, preferred stock and depositary shares, as applicable.
As used in this section, “we,” “us” and “our” means Ares Management Corporation, a Delaware corporation, and its successors, but not any of its subsidiaries.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase debt or equity securities. Each warrant will entitle the holder to purchase for cash the amount of debt or equity securities at the exercise price stated or determinable in a prospectus supplement or a free writing prospectus for the warrants. We may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. We will issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as described in a related prospectus supplement or a free writing prospectus. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.
As used in this section, “we,” “us” and “our” means Ares Management Corporation, a Delaware corporation, and its successors, but not any of its subsidiaries.
The prospectus supplement or a free writing prospectus relating to any warrants that we may offer will contain the specific terms of the warrants. These terms will include some or all of the following:
•
the title of the warrants;

•
the price or prices at which the warrants will be issued;

•
the designation, amount and terms of the securities for which the warrants are exercisable;

•
the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

•
the aggregate number of warrants;

•
any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•
the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

•
the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable, if applicable;

•
if applicable, a discussion of material U.S. federal income tax considerations;

•
the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•
the maximum or minimum number of warrants that may be exercised at any time;

•
the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•
the terms of any rights to redeem or call the warrants;

•
any listing of warrants on any securities exchange;

•
information with respect to book-entry procedures, if any; and

•
any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF PURCHASE CONTRACTS
We may issue purchase contracts, including options or other instruments obligating holders to purchase from us and us to sell to the holders, a specified principal amount of debt securities or a specified number of shares of Class A common stock, preferred stock or depositary shares at a future date or dates, as specified in a related prospectus supplement or a free writing prospectus. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specified principal amount of debt securities or a specified or varying number of shares of Class A common stock, preferred stock or depositary shares. The consideration for the debt securities, Class A common stock, preferred stock or depositary shares and the principal amount of debt securities or number of shares of each may be fixed at the time the purchase contracts are issued or may be determined by a specific reference to a formula set forth in the purchase contracts. The purchase contracts may provide for settlement by delivery by us or on our behalf of the underlying security, or they may provide for settlement by reference or linkage to the value, performance or trading price of the underlying security. The purchase contracts may be issued separately or as part of purchase units consisting of a purchase contract and other securities or obligations issued by us or third parties, including U.S. treasury securities, which may secure the holders’ obligations to purchase or sell, as the case may be, shares of Class A common stock, preferred stock or depositary shares under the purchase contracts. The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, and these payments may be unsecured or prefunded on some basis and may be paid on a current or on a deferred basis. The purchase contracts may require holders to secure their obligations thereunder in a specified manner and may provide for the prepayment of all or part of the consideration payable by holders in connection with the purchase of the underlying security pursuant to the purchase contracts.
The securities related to the purchase contracts may be pledged to a collateral agent for our benefit pursuant to a pledge agreement to secure the obligations of holders of purchase contracts to purchase the underlying security under the related purchase contracts. The rights of holders of purchase contracts to the related pledged securities will be subject to our security interest therein created by the pledge agreement. No holder of purchase contracts will be permitted to withdraw the pledged securities related to such purchase contracts from the pledge arrangement.
As used in this section, “we,” “us” and “our” means Ares Management Corporation, a Delaware corporation, and its successors, but not any of its subsidiaries.

DESCRIPTION OF UNITS
We may issue units consisting of one or more purchase contracts, warrants, depositary shares, debt securities, shares of preferred stock, shares of Class A common stock or any combination of such of our securities (but not securities of third parties), as specified in a related prospectus supplement or a free writing prospectus.
As used in this section, “we,” “us” and “our” means Ares Management Corporation, a Delaware corporation, and its successors, but not any of its subsidiaries.

DESCRIPTION OF SUBSCRIPTION RIGHTS
We may issue subscription rights to purchase shares of Class A common stock, shares of preferred stock or other securities. These subscription rights may be issued independently or together with any other security offered by us and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.
The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:
•
the price, if any, for the subscription rights;

•
the exercise price payable for each share of Class A common stock, share of preferred stock or other security upon the exercise of the subscription right;

•
the number of subscription rights issued to each stockholder;

•
the number and terms of each share of Class A common stock, share of preferred stock or other security that may be purchased per each subscription right;

•
any provisions for adjustment of the number or amount of securities receivable upon exercise of the subscription rights or the exercise price of the subscription rights;

•
the extent to which the subscription rights are transferable;

•
any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•
the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•
the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

•
if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate or subscription rights agreement, which will be filed with the SEC if we offer subscription rights. For more information on how you can obtain copies of any subscription rights certificate if we offer subscription rights, see “Incorporation of Documents by Reference” and “Where You Can Find More Information.” We urge you to read the applicable subscription rights certificate and any applicable prospectus supplement in their entirety.

SELLING STOCKHOLDERS
Information about selling stockholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC which are incorporated into this prospectus by reference.

PLAN OF DISTRIBUTION
We and/or the selling stockholders (and any of their pledgees, donees, transferees, assignees and successors-in-interest), if applicable, may offer and sell the securities in one or more of the following ways (or in any combination) from time to time:
•
through underwriters, brokers or dealers;

•
directly to a limited number of purchasers or to a single purchaser;

•
in “at the market offerings,” within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on a securities exchange or otherwise;

•
through agents; or

•
through a combination of any of these methods of sale.

The securities covered by this prospectus may be sold in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices.
The prospectus supplement will state the terms of the offering of the securities, including, to the extent applicable:
•
the name or names of any underwriters, dealers or agents, if any;

•
the name or names of the selling stockholders, if any;

•
the purchase price of such securities and the proceeds to be received by us, if any;

•
the method of distribution of such securities offered thereby;

•
the terms of any subscription rights;

•
any delayed delivery arrangements;

•
any over-allotment or other options under which underwriters may purchase additional securities from us or any selling stockholders;

•
any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•
any public offering price;

•
any discounts or concessions allowed or reallowed or paid to dealers; and

•
any securities exchange or market on which the securities may be listed.

If we and/or the selling stockholders, if applicable, use underwriters in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:
•
negotiated transactions;

•
at a fixed public offering price or prices, which may be changed;

•
at market prices prevailing at the time of sale;

•
at prices related to prevailing market prices; or

•
at negotiated prices.

Any public offering price, dealer purchase price, discount, commission or concessions allowed or reallowed or paid to dealers may be changed from time to time.
Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.
We and/or the selling stockholders, if applicable, may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.
Underwriters, dealers and agents involved in the offering of the securities may be customers of, affiliates of, engage in transactions with, or perform services for, us, our subsidiaries or other affiliates or any selling stockholders in the ordinary course of their businesses.
In order to facilitate the offering of the securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the market price of such securities or other securities that may be issued upon conversion, exchange or exercise of such securities or the prices of which may be used to determine payments on the securities. Specifically, the underwriters or agents, as the case may be, may over-allot in connection with the offering, creating a short position in such securities for their own account. In addition, to cover over-allotments or to stabilize the price of the securities or of such other securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of such securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities and, if they engage in any of these activities, may end any of these activities at any time without notice.
Underwriters and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make.

LEGAL MATTERS
The validity of the securities will be passed upon for us by Kirkland & Ellis LLP, Los Angeles, California. An investment vehicle comprised of certain partners of Kirkland & Ellis LLP and their related persons owns interests representing less than 1% of the capital commitments of funds affiliated with Ares. If the validity of the securities will be passed upon by counsel for any underwriters, dealers or agents, such counsel will be named in the applicable prospectus supplement.

EXPERTS
The consolidated financial statements of Ares Management Corporation appearing in Ares Management Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 25, 2026, and the effectiveness of Ares Management Corporation’s internal control over financial reporting as of December 31, 2025, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC (File No. 001-36429). The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is https://www.sec.gov. This reference to the SEC’s website is an inactive textual reference only and is not a hyperlink.
We are subject to the reporting, proxy and information requirements of the Exchange Act, and are required to file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available at the website of the SEC referred to above, as well as on our website, https://www.aresmgmt.com/. This reference to our website is an inactive textual reference only and is not a hyperlink. The contents of our website are not part of this prospectus, and you should not consider the contents of our website in making an investment decision with respect to our Class A common stock. We will furnish our stockholders with annual reports containing audited financial statements and quarterly reports containing unaudited interim financial statements for each of the first three quarters of each year.

INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus the information we provide in other documents filed by us with the SEC. The information incorporated by reference is an important part of this prospectus and any prospectus supplement. We incorporate by reference the following documents that we have filed with the SEC (other than portions of these documents that are either (i) described in paragraph (e) of Item 201 of Registration S-K or paragraphs (d)(1)-(3) and (e)(5) of Item 407 of Regulation S-K or (ii) deemed to have been furnished and not filed in accordance with SEC rules, including pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01), unless otherwise indicated therein):
We incorporate by reference into this prospectus the following documents or information filed with the SEC:
•
Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 25, 2026;

•
The description of our securities filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 25, 2026; and

•
All documents filed, but not furnished, by Ares Management Corporation under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and before the termination of the offering to which this prospectus relates.

In addition, all documents subsequently filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of these documents that are either (i) described in paragraph (e) of Item 201 of Registration S-K or paragraphs (d)(1)-(3) and (e)(5) of Item 407 of Regulation S-K or (ii) deemed to have been furnished and not filed in accordance with SEC rules, including pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01), unless otherwise indicated therein), until all offerings under the Registration Statement of which this prospectus is a part are completed or terminated, will be considered to be incorporated by reference into this prospectus and to be a part of this prospectus from the dates of the filing of such documents. The most recent information that we file with the SEC automatically updates and supersedes more dated information.
We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon such person’s written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You may request copies of those documents from Ares Management Corporation, 1800 Avenue of the Stars, Suite 1400, Los Angeles, California 90067. You also may contact us at (310) 201-4100 or visit our website at https://www.aresmgmt.com for copies of those documents. Our website and the information contained on our website are not a part of this prospectus, and you should not rely on any such information in making your decision whether to invest in the securities covered by this prospectus.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution.
The following table sets forth the costs and expenses payable by us in connection with the sale and distribution of the securities being registered. Unless otherwise stated in any prospectus supplement relating to an offering by selling stockholders, all such expenses, other than underwriting discounts and commissions, will be paid by us. All amounts are estimated.
SEC registration fee	$	*
Accounting fees and expenses		**
Legal fees and expenses		**
Printing fees		**
Rating agency fees		**
Miscellaneous		**
Total	$

*
Deferred in accordance with Rule 456(b) and Rule 457(r) of the Securities Act.

**
These fees are calculated based on the securities offered and the number of issuances. Since an indeterminate amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of the securities are not currently determinable.

Item 15.   Indemnification of Directors and Officers.
Delaware
Corporations
Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.
Section 145 of the DGCL (“Section 145”) provides that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred. Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145. Our Second Amended and Restated Certificate of Incorporation provides that in most circumstances we will indemnify the following persons on an after tax basis, to the fullest extent permitted by law, from and against all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all threatened, pending or completed claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, and whether formal or informal, and including appeals, in which any indemnitee may be involved (“Proceedings”), or is threatened to be involved, as a party or otherwise, by reason of its status as an indemnitee, whether arising from acts or omissions to act occurring on, before or after the date of our Second Amended and Restated Certificate of Incorporation: (a) each member of our board of directors and each of our officers, (b) each record holder of Class B common stock, (c) Ares Management GP LLC (our “Former General Partner”), (d) any person or entity who is or was a tax matters partner or partnership representative, member, manager, officer or director of any record holder of Class B common stock or our Former General Partner; (e) any member, manager, officer or director of any record holder of Class B common stock or our Former General Partner who is or was serving at the request of any record holder of Class B common stock or our Former General Partner as a director, officer, manager, employee, trustee, fiduciary, partner, tax matters partner, partnership representative, member, representative, agent or advisor of another person or entity; provided that such person or entity will not be indemnified solely for providing, on a fee-for-services basis or similar arm’s-length compensatory basis, agency, advisory, consulting, trustee, fiduciary or custodial services, (f) any person or entity who controls any record holder of Class B common stock or the Former General Partner and (g) any person a record holder of Class B common stock, in its sole discretion, designates as an indemnitee.
We agree to provide this indemnification (i) unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that these persons acted in bad faith or with criminal intent or (ii) in connection with any Proceeding (or part thereof) commenced by such person or entity unless (x) the commencement of such Proceeding (or part thereof) by such person or entity was authorized by the our board of directors or (y) there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that such person or entity was entitled to indemnification pursuant to our Second Amended and Restated Certificate of Incorporation. Any indemnification under these provisions will only be out of our assets. The Former General Partner is not personally liable for, and do not have any obligation to contribute or loan funds or assets to the Company to enable it to effectuate, indemnification. We may purchase insurance against liabilities asserted against and expenses incurred by persons for our activities, regardless of whether we would have the power to indemnify the person against liabilities under our Second Amended and Restated Certificate of Incorporation.
Limited Partnerships
Section 17-108 of the Delaware Revised Uniform Limited Partnership Act provides that a limited partnership may, and shall have the power to, indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever, subject to such standards and restrictions set forth in the partnership agreement.
The Fifth Amended and Restated Limited Partnership Agreement, as amended from time to time, of Ares Holdings provides for indemnification of its partners, including, its general partner and each director, officer, employee, trustee, fiduciary, partner, tax matters partner, partnership representative, member, representative, agent or advisor of another person to the fullest extent permitted by law, for any loss, damage or claim incurred, except in cases of bad faith or outside the scope of authority, and must also pay expenses incurred in defending any proceeding in advance of its final disposition, upon presentation of an undertaking on behalf of such indemnified person to repay such amount if it shall ultimately be determined that such indemnified person is not entitled to be indemnified.
In any underwriting agreement Ares Holdings enters into in connection with the sale of the securities registered hereby, the underwriters may agree to indemnify, or contribute to, under certain conditions, Ares Holdings, its directors, its officers and persons who control Ares Holdings within the meaning of the Securities Act against certain liabilities.
Limited Liability Companies
Section 18-108 of the Delaware Limited Liability Company Act authorizes a limited liability company to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement.
The respective Limited Liability Company Agreements, each as amended from time to time, of Ares Investments Holdings LLC, Ares Management LLC, Ares Finance Co. LLC, Ares Finance Co. II LLC, Ares Finance Co. III LLC and Ares Finance Co. IV LLC (each of the above an “Ares LLC Entity”) provide that each such Ares LLC Entity, as applicable, must indemnify its members, managers and certain respective affiliates to the fullest extent permitted by applicable law, for any loss, damage or claim incurred, except in cases of bad faith or outside the scope of authority, and must also pay expenses incurred in defending any proceeding in advance of its final disposition, upon presentation of an undertaking on behalf of such indemnified person to repay such amount if it shall ultimately be determined that such indemnified person is not entitled to be indemnified.
In any underwriting agreement that an Ares LLC Entity enters into in connection with the sale of the securities registered hereby, the underwriters may agree to indemnify, or contribute to, under certain conditions, an Ares LLC Entity, its directors, its officers and persons who control the applicable Ares LLC Entity within the meaning of the Securities Act against certain liabilities.

Item 16.   Exhibits.
Exhibit Number	Exhibit Description
1.1*	Form of Underwriting Agreement.
3.1	Second Amended and Restated Certificate of Incorporation of Ares Management Corporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-36429) filed with the SEC on May 6, 2021).
3.2	Bylaws of Ares Management Corporation (incorporated by reference to Exhibit 99.4 to the Registrant’s Current Report on Form 8-K (File No. 001-36429) filed with the SEC on November 14, 2018).
3.3	Certificate of Designations of 6.75% Series B Mandatory Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-36429) filed with the SEC on October 10, 2024).
4.1	Description of Ares Management Corporation’s Securities (incorporated by reference to Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K (File No. 001-36429) filed with the SEC on February 25, 2026).
4.2*	Form of Preferred Stock Certificate.
4.3*	Form of Certificate of Designation of Preferred Stock.
4.4	Form of Indenture between Ares Management Corporation and the trustee (incorporated by reference to Exhibit 4.4 to the Registrant’s Registration Statement on Form S-3 (File No. 333-236771) filed with the SEC on February 28, 2020).
4.5	Form of Subsidiary Issuer Indenture among (i) Ares Management Corporation, as guarantor; (ii) Ares Holdings L.P., Ares Investments Holdings LLC, Ares Management LLC, Ares Finance Co. LLC, Ares Finance Co. II LLC, Ares Finance Co. III LLC, or Ares Finance Co. IV LLC, a subsidiary issuer or guarantor; and (iii) the trustee (incorporated by reference to Exhibit 4.5 to the Registrant’s Registration Statement on Form S-3 (File No. 333-270053) filed with the SEC on February 27, 2023).
4.6*	Form of Debt Securities.
4.7*	Form of Depositary Share Agreement.
4.8*	Form of Depositary Certificate.
4.9*	Form of Warrant Agreement.
4.10*	Form of Warrant Certificate.
4.11*	Form of Purchase Contract Agreement.
4.12*	Form of Purchase Certificate.
4.13*	Form of Unit Agreement.
4.14*	Form of Unit Certificate.
5.1	Opinion and Consent of Kirkland & Ellis LLP regarding the legality of the securities being registered.
23.1	Opinion and Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).
23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
24.1	Powers of Attorney (included on signature pages).
25.1**	Statement of Eligibility on Form T-1 of Trustee under the Trust Indenture Act with respect to the Indenture.
25.2**	Statement of Eligibility on Form T-1 of Trustee under the Trust Indenture Act with respect to the Subsidiary Issuer Indenture.
107	Filing Fee Table

*
To be filed as an exhibit to a Current Report on Form 8-K or other document to be incorporated by reference herein or to a post-effective amendment hereto, if applicable.

**
To be filed by amendment or incorporated by reference in connection with the offering of specific securities pursuant to Section 305(b)(2) of the Trust Indenture Act.

Item 17.   Undertakings.
(a)
The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)
That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 25th day of February, 2026.
ARES MANAGEMENT CORPORATION
By:
/s/ JARROD PHILLIPS

Name: Jarrod Phillips
Title:   Chief Financial Officer
POWER OF ATTORNEY
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated. Each person whose signature appears below in so signing also makes, constitutes and appoints Naseem Sagati Aghili and Jarrod Phillips, and each of them acting alone, such person’s true and lawful attorney-in-fact, with full power of substitution, for such person in any and all capacities, to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments including post-effective amendments and registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and otherwise to this Registration Statement, with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that said attorney-in-fact or such person’s substitute or substitutes may do or cause to be done by virtue hereof.
Signatures	Title	Date
By: /s/ ANTONY P. RESSLER Antony P. Ressler	Executive Chairman & Co-Founder	February 25, 2026
By: /s/ JARROD PHILLIPS Jarrod Phillips	Chief Financial Officer (Principal Financial & Accounting Officer)	February 25, 2026
By: /s/ MICHAEL J AROUGHETI Michael J Arougheti	Director, Co-Founder & Chief Executive Officer (Principal Executive Officer)	February 25, 2026
By: /s/ DAVID B. KAPLAN David B. Kaplan	Director & Co-Founder	February 25, 2026
By: /s/ BENNETT ROSENTHAL Bennett Rosenthal	Director, Co-Founder & Chairman of Private Equity Group	February 25, 2026
By: /s/ R. KIPP DEVEER R. Kipp deVeer	Director & Co-President	February 25, 2026
By: /s/ BLAIR JACOBSON Blair Jacobson	Co-President	February 25, 2026
By: /s/ ASHISH BHUTANI Ashish Bhutani	Director	February 25, 2026

Signatures	Title	Date
By: /s/ ANTOINETTE BUSH Antoinette Bush	Director	February 25, 2026
By: /s/ PAUL G. JOUBERT Paul G. Joubert	Director	February 25, 2026
By: /s/ MICHAEL LYNTON Michael Lynton	Director	February 25, 2026
By: /s/ EILEEN NAUGHTON Eileen Naughton	Director	February 25, 2026
By: /s/ DR. JUDY D. OLIAN Dr. Judy D. Olian	Director	February 25, 2026

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, each guarantor certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 25th day of February, 2026.
ARES FINANCE CO. LLC
ARES FINANCE CO. II LLC
ARES FINANCE CO. III LLC
ARES FINANCE CO. IV LLC
By:
its Sole Manager/Member,
ARES HOLDINGS L.P.

By:
its General Partner,
Ares Holdco LLC

By:
/s/ Naseem Sagati Aghili

Name:
Naseem Sagati Aghili

Title:
General Counsel and Corporate Secretary

ARES HOLDINGS L.P.
By:
its General Partner,
Ares Holdco LLC

By:
/s/ Naseem Sagati Aghili

Name:
Naseem Sagati Aghili

Title:
General Counsel and Corporate Secretary

ARES MANAGEMENT LLC
By:
its Sole Manager/Member,
ARES MANAGEMENT HOLDINGS L.P.

By:
its General Partner,
Ares Holdco LLC

By:
/s/ Naseem Sagati Aghili

Name:
Naseem Sagati Aghili

Title:
General Counsel and Corporate Secretary

ARES INVESTMENTS HOLDINGS LLC
By:
its Sole Manager/Member,
ARES HOLDINGS L.P.

By:
its General Partner,
Ares Holdco LLC

By:
/s/ Naseem Sagati Aghili

Name:
Naseem Sagati Aghili

Title:
General Counsel and Corporate Secretary

POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints Naseem Sagati Aghili and Jarrod Phillips, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below on behalf of each of Ares Holdings L.P., Ares Management LLC, Ares Investment Holdings LLC and each of Ares Finance Co. LLC, Ares Finance Co. II LLC, Ares Finance Co. III LLC and Ares Finance Co. IV LLC.
Signatures	Title	Date
By: /s/ Michael J Arougheti Michael J Arougheti	Co-Founder & Chief Executive Officer	February 25, 2026
By: /s/ Jarrod Phillips Jarrod Phillips	Chief Financial Officer	February 25, 2026